Exhibit 99.2

EARNINGS PRESS RELEASE AND SUPPLEMENTAL INFORMATION

Second Quarter Ended
June 30, 2012

Conference Call Information:
Tuesday, July 31, 2012
3:00 p.m. Eastern Time / 12:00 p.m. Pacific Time
Number: (800) 299-7635 or (617) 786-2901
Confirmation Code: 39831544

385 EAST COLORADO BOULEVARD, SUITE 299
PASADENA, CALIFORNIA 91101

PROPRIETARY MATERIALS
© 2012 Alexandria Real Estate Equities, Inc.

ALEXANDRIA CENTER™ FOR LIFE SCIENCE – NEW YORK CITY

ALEXANDRIA TECHNOLOGY SQUARE® – CAMBRIDGE

ALEXANDRIA CENTER™ FOR SCIENCE AND TECHNOLOGY – MISSION BAY

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

June 30, 2012

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of July 30, 2012, the date this document was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	i

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

June 30, 2012

The Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed real estate investment trust (“REIT”), is the largest and leading investment-grade REIT focused principally on owning, operating, redeveloping, developing and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in every core life science cluster location including Greater Boston, San Francisco Bay, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, clean technology companies, venture capital firms, and life science product and service companies. As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

Unique Niche Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster locations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes drawing on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus.  The Company executed its initial public offering in 1997.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, expertise, and experience) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience, including approximately 10 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide the Company with solid and stable cash flows.  Investment-grade tenants represented 48% of Alexandria’s annualized base rent as of June 30, 2012.  As of June 30, 2012, our multinational pharmaceutical client tenants represented approximately 25.3% of our annualized base rent, led by Bristol-Myers Squibb Company, Eli Lilly and Company, GlaxoSmithKline plc, Novartis AG, Pfizer Inc., and Roche Holding Ltd; revenue-producing life science product and service, medical device, and clean technology companies represented approximately 22.6%, led by Illumina, Inc., Laboratory Corporation of America Holdings, Monsanto Company, Qiagen N.V., and Quest Diagnostics Incorporated; non-profit, renowned medical and research institutions, and government agencies represented approximately 17.2% and included Fred Hutchinson Cancer Research Center, Massachusetts Institute of Technology, The Regents of the University of California, Sanford-Burnham Medical Research Institute, The Scripps Research Institute, the United States Government, and University of Washington; public biotechnology companies represented approximately 16.8% and included Amgen Inc., Biogen Idec Inc., Celgene Corporation, and Gilead Sciences, Inc.; private biotechnology companies represented approximately 13.8% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., FORMA Therapeutics, Inc., and Quanticel Pharmaceuticals, Inc.; and the remaining approximately 4.3% consisted of traditional office tenants.  Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish the Company from all other publicly traded real estate investment trusts and real estate companies.

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Summary as of June 30, 2012

Cluster markets	Greater Boston, San Francisco Bay, San Diego, Greater NYC, Suburban Washington, D.C., Seattle, Research Triangle Park, Canada, and Asia

Fiscal year-end	December 31

Total properties	182

Total rentable square feet	16.9 million

Common Stock Data

	2Q12	1Q12	4Q11	3Q11	2Q11
High trading price	$76.50	$74.45	$71.07	$85.33	$83.08
Low trading price	$67.40	$66.90	$56.10	$59.33	$75.09
Closing stock price, average for period	$71.67	$71.70	$65.83	$72.68	$78.31
Closing stock price, at the end of the quarter	$72.72	$73.13	$68.97	$61.39	$77.42
Dividend per share – quarter/annualized	$0.51/2.04	$0.49/1.96	$0.49/1.96	$0.47/1.88	$0.45/1.80
Closing dividend yield – annualized	2.8%	2.7%	2.8%	3.1%	2.3%
Common shares outstanding at the end of the quarter	62,249,973	61,634,645	61,560,472	61,463,839	61,380,268
Closing market value of outstanding common shares (in thousands)	$4,526,818	$4,507,342	$4,245,826	$3,773,265	$4,752,060
Total market capitalization (in thousands)	$7,912,286	$7,673,553	$7,412,402	$6,815,380	$7,689,383

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	ii

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

June 30, 2012

Executive/Senior Management
Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP, & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Stephen A. Richardson	Chief Operating Officer & Regional Market Director- San Francisco
		John J. Cox	SVP – Regional Market Director-Seattle
Peter M. Moglia	Chief Investment Officer	John H. Cunningham	SVP – Regional Market Director-NY & Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Mid Atlantic
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

Equity Research Coverage

Alexandria Real Estate Equities, Inc. is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference below or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Argus Research Group, Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
William Eddleman, Jr.	(212) 425-7500	John Stewart	(949) 640-8780	David AuBuchon	(314) 445-6520
		John Hornbeak	(949) 640-8780	Justin Webb	(314) 445-6515

Banc of America Securities-Merrill Lynch		International Strategy & Investment Group Inc.		Standard & Poor’s
James Feldman	(646) 855-5808	George Auerbach	(212) 446-9459	Robert McMillan	(212) 438-9522
Jeffrey Spector	(646) 855-1363	Steve Sakwa	(212) 446-9462
Ji Zhang	(646) 855-2926	Gwen Clark	(212) 446-5611

Barclays Capital Inc.		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
Ross Smotrich	(212) 526-2306	William Marks	(415) 835-8944	Ross Nussbaum	(212) 713-2484
Matthew Rand	(212) 526-0248	Whitney Stevenson	(415) 835-8948	Gabriel Hilmoe	(212) 713-3876
				Weina Hou	(212) 713-4057
Citigroup Global Markets Inc.		JP Morgan Securities, LLC
Michael Bilerman	(212) 816-1383	Anthony Paolone	(212) 622-6682
Quentin Velleley	(212) 816-6981	Joseph Dazio	(212) 622-6416

Cowen and Company, LLC		Morningstar Inc.
James Sullivan	(646) 562-1380	Phillip Martin	(312) 384-3920
Michael Gorman	(646) 562-1381

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Rating
Moody’s Investors Service		Standard & Poor’s
Issuer Rating	Baa2 Stable Outlook	Corporate Credit Rating	BBB- Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	iii

Contact:	Joel S. Marcus
Chairman/Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.

Reports

Second Quarter Ended June 30, 2012

Financial and Operating Results

FFO Per Share – Diluted, as Adjusted of $1.07 and $2.14 for Three and Six Months Ended 2Q12

EPS – Diluted of $0.29 and $0.58 for Three and Six Months Ended 2Q12

Continued Solid Life Science Space Demand in Key Cluster Submarkets

PASADENA, CA. – July 30, 2012 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the second quarter ended June 30, 2012.

Second Quarter Ended June 30, 2012, Highlights

Results

•                   Funds From Operations (“FFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, as Adjusted, for the Three Months Ended June 30, 2012, was $65.8 Million, or $1.07 Per Share;  FFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, as Adjusted, for the Six Months Ended June 30, 2012, was $132.0 Million, or $2.14 Per Share

•                   Adjusted Funds From Operations (“AFFO”) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended June 30, 2012, was $64.0 Million, or $1.04 Per Share;  AFFO Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Six Months Ended June 30, 2012, was $126.4 Million, or $2.05 Per Share

•                   Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Three Months Ended June 30, 2012, was $17.6 Million, or $0.29 Per Share;  Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, for the Six Months Ended June 30, 2012, was $36.0 Million, or $0.58 Per Share

•                   Results for the Three Months Ended June 30, 2012, Included $5.8 Million, or $0.09 Per Diluted Share, Related to a Realized Gain on Equity Investment Primarily Related to One Non-Tenant Life Science Entity and a Loss on Early Extinguishment of Debt of Approximately $1.6 Million, or $0.03 Per Diluted Share, Related to the Write-Off of a Portion of Unamortized Loan Fees in Connection with Refinancing Our $1.5 Billion Unsecured Senior Line of Credit

•                   The Following Table Presents a Reconciliation of FFO Per Share Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted to FFO Per Share Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders – Diluted, as Adjusted, For the Three and Six Months Ended June 30, 2012:

	June 30, 2012
	Three Months Ended	Six Months Ended
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.13	$2.11
Realized gain on equity investment primarily related to one non-tenant life science entity	(0.09)	(0.09)
Subtotal	1.04	2.02
Loss on early extinguishment of debt	0.03	0.03
Preferred stock redemption charge	–	0.10
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$1.07	$2.14

Significant Balance Sheet Management Milestones

•                   In June 2012, Closed a Secured Construction Loan with Aggregate Commitments of $55 Million for a 100% Pre-Leased Development Project in the San Francisco Bay Market

•                   Established an “At The Market” Common Stock Offering Program Under Which We May Sell Up to $250 Million of Our Common Stock; and Raised $39.9 Million in Net Proceeds from Sales Under This Program

•                   In April 2012, Amended Our $1.5 Billion Unsecured Senior Line of Credit to Reduce Its Interest Rate and Extend Its Maturity Date to April 2017, Assuming We Exercise Our Sole Right to Extend the Maturity Date Twice

•                   In April 2012, Redeemed All $129.6 Million of Outstanding 8.375% Series C Preferred Stock

•                   In March 2012, Completed 6.45% Series E Preferred Stock Offering with Net Proceeds of $124.9 Million

•                   In February 2012, Completed Debut 4.60% Unsecured Senior Notes Offering with Net Proceeds of $544.6 Million; Net Proceeds From Offering Were Used to Repay Certain Outstanding Variable Rate Bank Debt

•                   In January and April 2012, Retired All $84.8 Million of Our 3.70% Unsecured Senior Convertible Notes

•                   In February 2012, Repaid All $250 Million of Our 2012 Unsecured Senior Bank Term Loan

•                   In March 2012, Sold an Interest in a Land Parcel to Our Joint Venture Partner for $31.4 Million

•                   Assets Under Contract for Sale and Completed Asset Sales Aggregating Sale Price of $55.4 Million, or 49%, of $112 Million Sales Target for 2012; Additional Assets Under Negotiation for Sale

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Unaudited)

Core Operating Metrics

•                   Total Revenues for the Three Months Ended June 30, 2012, were $154.1 Million, Compared to Total Revenues for the Three Months Ended June 30, 2011, of $143.3 Million; Total Revenues for the Six Months Ended June 30, 2012, were $298.8 Million, Compared to Total Revenues for the Six Months Ended June 30, 2011, of $283.0 Million

•                   Net Operating Income (“NOI”) for the Three Months Ended June 30, 2012, was $109.6 Million, Compared to NOI for the Three Months Ended June 30, 2011, of $102.7 Million; NOI for the Six Months Ended June 30, 2012, was $211.0 Million, Compared to NOI for the Six Months Ended June 30, 2011, of $201.4 Million

•                   Operating Margins at 71% for the Three Months Ended June 30, 2012

•                   Cash and GAAP Same Property Revenues Less Operating Expenses Increase of 1.6% and Decrease of 0.2%, Respectively, for the Three Months Ended June 30, 2012

•                   Cash and GAAP Same Property Revenues Less Operating Expenses Increase of 1.9% and Decrease of 0.1%, Respectively, for the Six Months Ended June 30, 2012

•                   48% of Annualized Base Rent From Investment-Grade Tenants

•                   Continued Solid Life Science Space Demand in Key Cluster Submarkets

                        During the Three Months Ended June 30, 2012, Executed 44 Leases for 959,000 Rentable Square Feet, Including 169,000 Rentable Square Feet of Development and Redevelopment Space;  Rental Rate Decrease of 0.8% and Increase of 5.8% on a Cash and GAAP Basis, Respectively, on Renewed/Re-leased Space; Excluding One Lease for 71,000 Rentable Square Feet Related to One Tenant in the Gaithersburg Submarket in Suburban Washington, D.C., Rental Rates for Renewed/Re-Leased Space were, on Average 1.1% and 6.7% Higher than Rental Rates for Expiring Leases on a Cash and GAAP Basis, Respectively

•                   Fourth Highest Quarter of Leasing Activity in Company History; Continuing Solid Life Science Demand in Alexandria’s Key Cluster Submarkets

•                   Key Life Science Space Leasing

•                   Massachusetts Institute of Technology Renewed 87,000 Rentable Square Feet in the Greater Boston Market

•                   United States Government National Institutes of Health Leased 75,000 Rentable Square Feet of Redevelopment Space in the Suburban Washington, D.C. Market

•                   Three Tenants Leased 75,000 Rentable Square Feet, Including One Renewal for 24,000 Rentable Square Feet, at 400/450 East Jamie Court in the San Francisco Bay Market; Property 78% Leased

•                   Infectious Disease Research Institute Leased 55,000 Rentable Square Feet in the Seattle Market

•                   United States Government Department of Veterans Affairs Leased 51,000 Rentable Square Feet in the San Francisco Bay Market

•                   1366 Technologies, Inc. Leased 41,000 Rentable Square Feet in the Greater Boston Market

•                   Epizyme, Inc. Leased 32,000 Rentable Square Feet of Redevelopment Space in the Greater Boston Market

•                   Life Technologies Corporation Renewed 29,000 Rentable Square Feet in the Greater Boston Market

•                   During the Six Months Ended June 30, 2012, Executed 105 Leases for 1,871,000 Rentable Square Feet, Including 563,000 Rentable Square Feet of Development and Redevelopment Space; Rental Rate Decrease of 1.4% and Increase of 5.2% on a Cash and GAAP Basis, Respectively, on Renewed/Re-Leased Space; Excluding One Lease for 71,000 Rentable Square Feet Related to One Tenant in the Gaithersburg Submarket in Suburban Washington, D.C., Rental Rates for Renewed/Re-Leased Space were Flat for Expiring Leases on a Cash Basis and on Average 5.7% Higher than Rental Rates on a GAAP Basis

•                   Occupancy Percentage for North America Operating Properties of 93.9% and Occupancy Percentage for North America Operating and Redevelopment Properties of 88.4%; Occupancy Percentage for Operating Properties of 92.9%, Including Asia Properties and Occupancy Percentage for Operating and Redevelopment Properties of 86.9%, Including Asia Properties

Value-Added Opportunities and External Growth

•                   In June 2012, Completed Redevelopment of 100% Leased, 98,320 Rentable Square Feet Project Located in the San Diego Market

•                   In April 2012, Completed Development of 100% Leased, 26,426 Rentable Square Feet Project Located in the Canada Market

•                   In April 2012, Commenced Development of 37% Pre-Leased, 414,000 Rentable Square Feet Unconsolidated Joint Venture Project Located in the Greater Boston Market

•                   In January 2012, Commenced Development of 100% Pre-Leased, 170,618 Rentable Square Feet Project Located in the San Francisco Bay Market

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Tabular dollar amounts in thousands)

(Unaudited)

Total revenues, net operating income, and operating margins

Total revenues for the three months ended June 30, 2012, were $154.1 million, compared to total revenues for the three months ended June 30, 2011, of $143.3 million.  Total revenues for the six months ended June 30, 2012, were $298.8 million, compared to total revenues for the six months ended June 30, 2011, of $283.0 million.  Other income for the three months ended June 30, 2012, included a realized gain of approximately $5.8 million on an equity investment primarily related to one non-tenant life science entity.  NOI for the three months ended June 30, 2012, was $109.6 million, compared to NOI for the three months ended June 30, 2011, of $102.7 million.  NOI for the six months ended June 30, 2012, was $211.0 million, compared to NOI for the six months ended June 30, 2011, of $201.4 million.  NOI before the realized gain of approximately $5.8 million for the three and six months ended June 30, 2012, was $103.8 million and $205.2 million, respectively.  Operating margins for the three months ended June 30, 2012, were 71%, compared to operating margins for the three months ended June 30, 2011, of 72%.  Operating margins for the six months ended June 30, 2012 and 2011 were 71%.

	Three Months Ended		Six Months Ended
Total Revenues, NOI, and Operating Margins	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Rental revenues	$110,683	$109,248	$218,267	$215,300
Tenant recoveries	34,041	33,147	68,563	66,008
Other income	9,381	926	12,010	1,703
Total revenues	154,105	143,321	298,840	283,011

Rental operating expenses	44,506	40,595	87,888	81,630
Net operating income	$109,599	$102,726	$210,952	$201,381
Operating margins	71%	72%	71%	71%

General and administrative	$12,324	$10,764	$22,685	$20,258
Interest	17,922	16,567	34,149	34,377
Depreciation and amortization	52,316	40,173	95,682	76,716
Loss on early extinguishment of debt	1,602	1,248	2,225	3,743
	84,164	68,752	154,741	135,094
Income from continuing operations	$25,435	$33,974	$56,211	$66,287

SIGNIFICANT BALANCE SHEET MILESTONES

Closed secured construction loan for development project in San Francisco Bay market

In June 2012, we closed a secured construction loan with aggregate commitments of $55 million.  The construction loan matures in June 2017, assuming we exercise our sole option to extend the stated maturity date of June 2015 by one year, twice.  The construction loan will be used to fund the majority of the cost to complete the development of a 100% pre-leased 170,618 rentable square feet life science laboratory building at 259 East Grand Avenue in the San Francisco Bay market.  The construction loan will bear interest at the London Interbank Offered Rate (“LIBOR”) or the base rate specified in the construction loan agreement, defined as the higher of either the prime rate being offered by our lender or the federal funds rate in effect on the day of borrowing (“Base Rate”), plus in either case a specified margin of 1.50% for LIBOR borrowings or 0.25% for Base Rate borrowings.  As of June 30, 2012, $55 million of commitments were available.

Debut 4.60% unsecured senior notes payable offering

In February 2012, we completed the issuance of our 4.60% unsecured senior notes payable due in February 2022.  Net proceeds of approximately $544.6 million were used to repay certain outstanding variable rate bank debt, including the entire $250 million of our 2012 unsecured senior bank term loan (“2012 Unsecured Senior Bank Term Loan”), and approximately $294.6 million of outstanding borrowings under our unsecured senior line of credit.  In connection with the retirement of our 2012 Unsecured Senior Bank Term Loan, we recognized a loss on early extinguishment of debt of approximately $0.6 million related to the write-off of unamortized loan fees.

Amendment of $1.5 billion unsecured senior line of credit

In April 2012, we amended our $1.5 billion unsecured senior line of credit with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Citigroup Global Markets Inc. as joint lead arrangers, and certain lenders, to extend the maturity date of our unsecured senior line of credit, provide an accordion option for up to an additional $500 million, and reduce the interest rate for outstanding borrowings.  The maturity date of the unsecured senior line of credit was extended to April 2017, assuming we exercise our sole right to extend the stated maturity date twice by an additional six months after each exercise.  Borrowings under the unsecured senior line of credit will bear interest at LIBOR or the base rate specified in the amended unsecured senior line of credit agreement, plus in either case a specified margin (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the unsecured senior line of credit was set at 1.20%, down from 2.40% in effect immediately prior to the modification.  In addition to the Applicable Margin, our unsecured senior line of credit is subject to an annual facility fee of 0.25%.  In connection with the modification of our unsecured senior line of credit in April 2012, we recognized a loss on early extinguishment of debt of approximately $1.6 million related to the write-off of a portion of unamortized loan fees.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Tabular dollar amounts in thousands)

(Unaudited)

6.45% series E preferred stock offering

In March 2012, we completed a public offering of 5,200,000 shares of our 6.45% series E cumulative redeemable preferred stock (“Series E Preferred Stock”).  The shares were issued at a price of $25.00 per share, resulting in net proceeds of approximately $124.9 million (after deducting underwriters’ discounts and other offering costs).  The proceeds were initially used to reduce the outstanding borrowings under our unsecured senior line of credit.  We then borrowed funds under our unsecured senior line of credit to redeem our 8.375% series C cumulative redeemable preferred stock (“Series C Preferred Stock”) in April 2012.  The dividends on our Series E Preferred Stock are cumulative and accrue from the date of original issuance.  We pay dividends quarterly in arrears at an annual rate of 6.45%, or $1.6125 per share.  Our Series E Preferred Stock has no stated maturity date, is not subject to any sinking fund or mandatory redemption provisions, and is not redeemable before March 15, 2017, except to preserve our status as a real estate investment trust (“REIT”).  On and after March 15, 2017, we may, at our option, redeem the Series E Preferred Stock, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on the Series E Preferred Stock up to, but excluding, the redemption date.  In addition, upon the occurrence of a change of control, we may, at our option, redeem the Series E Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.  Investors in our Series E Preferred Stock generally have no voting rights.

8.375% series C preferred stock redemption

In April 2012, we redeemed all 5,185,500 outstanding shares of our Series C Preferred Stock at a price equal to $25.00 per share, and paid $0.5234375 per share, representing accumulated and unpaid dividends to the redemption date on such shares.  We recognized a charge of approximately $6.0 million to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders during the six months ended June 30, 2012, related to the write-off of original issuance costs of the Series C Preferred Stock.

Establishment of “at the market” common stock offering program

In June 2012, we established an “at the market” common stock offering program under which we may sell, from time to time, up to an aggregate of $250 million of our common stock through our sales agents, BNY Mellon Capital Markets, LLC and Credit Suisse Securities (USA) LLC, during a three-year period.  In June 2012, we sold an aggregate of 573,686 shares of common stock for gross proceeds of approximately $40.5 million at an average stock price of $70.64 and net proceeds of approximately $39.9 million.  As of June 30, 2012, approximately $209.5 million of our common stock remained available for issuance under the “at the market” common stock offering program.

Real estate asset sales

	Date		Rentable	Gain	Disposition
Real Estate Asset Sales	of Sale	Location	Square Feet	on Sale	Amount
5110 Campus Drive	May 2012	Pennsylvania	21,000	$2	$1,800	(1)
Land parcel	March 2012	Greater Boston	(2)	1,864	31,360
Assets held for sale at contract price					22,200	(3)
Projected additional dispositions					56,640	(4)
Total projected 2012 dispositions					$112,000

(1)             Represents a sale in May 2012 to a tenant that occupied 28% of the property on the date of sale.

(2)             In March 2012, we sold one-half of our 55% interest in a land parcel supporting a 414,000 rentable square feet project for approximately $31 million (including closing costs), or approximately $275 per rentable square foot. See discussion below.

(3)             Amount represents aggregate contract sales prices for three assets held for sale. Includes one property sold in July 2012 to a tenant occupying 100% of the property, at a price of approximately $8.0 million, or approximately $222 per square foot, resulting in a gain of approximately $1.4 million. The remaining two properties aggregating 196,029 future developable square feet are targeted for sale at an aggregate price of approximately $14.2 million, or approximately $72 per developable square foot.  Net book values of the three properties totaled approximately $19.4 million as of June 30, 2012.

(4)             Represents estimate of proceeds from future dispositions that have not met the criteria for classification as discontinued operations.

Sale of land parcel

In March 2012, we contributed our 55% ownership interest in a land parcel supporting a future 414,000 rentable square feet building in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  In connection with the sale of one-half of our 55% ownership interest in the land parcel, we received a special distribution of approximately $22.3 million, which included the recognition of a $1.9 million gain on sale of land and approximately $5.4 million from our share of loan refinancing proceeds.  The land parcel we sold in March 2012 did not meet the criteria for discontinued operations since the parcel did not have any significant operations prior to disposition. Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs required by the Securities and Exchange Commission (“SEC”), gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement.  Accordingly, we classified the $1.9 million gain on sale of land below income from discontinued operations, net, in the condensed consolidated statements of income.  Our 27.5% share of the land was sold at approximately $31 million (including closing costs), or approximately $275 per rentable square foot.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of June 30, 2012, the outstanding balance on the construction loan was $51.1 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012, with an initial occupancy date in the fourth quarter of 2014, and the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  We expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter.  For the three and six months ended June 30, 2012, we recognized approximately $0.2 million of development fees.  These fees are classified in other income in the condensed consolidated statements of income.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Unaudited)

VALUE-ADDED OPPORTUNITIES AND EXTERNAL GROWTH

Development and redevelopment

During the three and six months ended June 30, 2012, we executed leases aggregating 169,000 and 563,000 rentable square feet, respectively, related to our development and redevelopment projects.

In June 2012, we completed the redevelopment of 3530/3550 John Hopkins Court, a combined 98,320 rentable square feet multi-tenant campus located in the San Diego market, which is 100% leased to (1) Genomics Institute of the Novartis Research Foundation, a non-profit research institute, and (2) a leading industrial biotechnology company.  The stabilized yield on cost on a cash and GAAP basis for this project was approximately 8.9% and 9.1%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In April 2012, we completed the development of a 26,426 rentable square feet building located in the Canada market, which is 100% leased to GlaxoSmithKline plc.  The Stabilized Yield on a cash and GAAP basis for this project was approximately 7.7% and 8.3%, respectively.

In April 2012, we commenced ground-up development of 360 Longwood Avenue, our 414,000 rentable square feet unconsolidated joint venture development project located in the Longwood Medical Area of the Greater Boston Market, which is 37% pre-leased to the Dana-Farber Cancer Institute, Inc.  We expect to achieve an unlevered Stabilized Yield on a cash and GAAP basis in a range from 8.1% to 8.5% and 8.7% to 9.1%, respectively.  Funding for this project is primarily provided by capital from our joint venture partner and a $213.2 million non-recourse secured construction loan.  Additionally, our share of the future funding is expected to be less than the $22.3 million distribution we received in March 2012, upon admittance of the new partner and refinancing of the project.

In January 2012, we commenced a ground-up development of a 170,618 rentable square feet single tenant building at 259 East Grand Avenue in the San Francisco Bay market which is 100% pre-leased to Onyx Pharmaceuticals Inc.  We expect to achieve a Stabilized Yield on both a cash and GAAP basis for this property in a range from 7.8% to 8.2%.  Funding for this project will be primarily provided by the $55 million secured construction loan we closed in June 2012.

Acquisitions

In April 2012, we acquired 3013/3033 Science Park Road, which consists of two life science laboratory buildings aggregating 176,500 rentable square feet, for approximately $13.7 million.  The property was 100% leased on a short-term basis through July 2012, and thereafter, we expect to redevelop approximately 105,000 rentable square feet.  The remaining square footage will be classified as future developable square feet.  We expect to provide an estimate of our Stabilized Yields in the future upon commencement of development/redevelopment activity.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Unaudited)

GUIDANCE

Earnings outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted and FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the year ended December 31, 2012, will be as set forth in the table below.  All projected FFO measures set forth below are non-GAAP measures.  The table below provides a reconciliation of such FFO measures to earnings per share, the most directly comparable GAAP measure.

Guidance for the Year Ended December 31, 2012	Reported on July 30, 2012	Reported on May 1, 2012
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.36 - $1.46	$1.36 - $1.46
Depreciation and amortization	$2.93 - $2.99	$2.84 - $2.90
Gain on sales of property	$(0.03)	$(0.03)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$4.32 - $4.36	$4.23 - $4.27
Write-off of unamortized loan fees upon early retirement of the 2012 Unsecured Senior Bank Term Loan	$0.01	$0.01
Write-off of unamortized loan fees upon modification of unsecured senior line of credit	$0.03	$0.03
Preferred stock redemption charge	$0.10	$0.10
Realized gain on equity investment primarily related to one non-tenant life science entity	$(0.09)	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$4.37 - $4.41	$4.37 - $4.41

Key net operating income projection assumptions
Same property net operating income growth – cash basis	3% to 5%	3% to 5%
Same property net operating income growth – GAAP basis	0% to 2%	0% to 2%
Rental rate steps on lease renewals and re-leasing of space – cash basis	Slightly negative/positive	Slightly negative/positive
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	Up to 5%	Up to 5%
Straight-line rents	$6.5 million/qtr	$6.5 million/qtr
Amortization of above and below market leases	$0.8 million/qtr	$0.8 million/qtr
Realized gain on equity investment primarily related to one non-tenant life science entity	$5.8 million	–

Key expense and other projection assumptions
General and administrative expenses in comparison to prior year	Up 12% to 14%	Up 12% to 14%
Capitalization of interest	$56 to $62 million	$55.5 to $61.5 million
Interest expense, net	$72 to $78 million	$73 to $79 million

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

(Unaudited)

Net operating income, net income, and FFO for the three months ended December 31, 2012

As of June 30, 2012, we had approximately $290.3 million and $275.1 million of construction in progress related to our six North American development and 10 North American redevelopment projects, respectively. The completion of these projects, along with recently delivered projects, certain future projects, and contributions from same properties, are expected to contribute significant increases in rental income, net operating income, and cash flows.  Net operating income is projected to increase quarter to quarter, from $103.8 million for the three months ended June 30, 2012 (before the realized gain of $5.8 million on an equity investment primarily related to one non-tenant life science entity) to a range from $110.5 million to $112.5 million for the three months ended December 31, 2012.  Operating performance assumptions related to the completion of our North America development and redevelopment projects, including the timing of initial occupancy, stabilization dates, and stabilization yields, are included on page 8.  Certain key assumptions regarding our projections, including the impact of various development and redevelopment projects, are included in the tables on the preceding page and below.

The completion of our development and redevelopment projects will result in increased interest expense and other direct project costs, because these project costs will no longer qualify for capitalization and these costs will be expensed as incurred.  Our projections for general and administrative expenses, capitalization of interest, and interest expense, net, are included in the table on the preceding page and below.  Our projections of net operating income are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking Statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011.  To the extent our full year earnings guidance is updated during the year, we will provide additional disclosure supporting reasons for any significant changes to such guidance.  Further, we believe net operating income is a key performance indicator and is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.

Three Months Ended December 31, 2012 (in millions, except per share amounts)	Reported on July 30, 2012	Reported on May 1, 2012
Net operating income	$110.5 – $112.5	$111.0 – $113.0
General and administrative	$11.0 – $12.0	$11.0 – $12.0
Interest	$19.5 – $22.5	$20.0 – $23.0
Depreciation and amortization	$42.6 – $47.7	$42.6 – $47.7
Preferred stock dividends	$6.5	$6.5
Other	$1.0 – $1.4	$1.0 – $1.4
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$26.9 – $30.9	$26.9 – $30.9
FFO	$71.1 – $73.0	$71.1 – $73.0
FFO per share – diluted	$1.15 – $1.17	$1.15 – $1.17

Sources and uses of capital

We expect that our principal liquidity needs for the year ended December 31, 2012, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.  Our liquidity available under our unsecured senior line of credit and from cash equivalents was approximately $1.2 billion as of June 30, 2012.

	Reported on July 30, 2012						Reported on May 1, 2012
Sources and Uses of Capital for the Year Ended December 31, 2012 (in millions)	Completed		Projected		Total		Total
Sources of capital
Net cash provided by operating activities less dividends	$41		$40		$81	(1)	$76
Asset and land sales	41		71	(2)	112		112
Unsecured senior notes payable	550		–		550		550
Borrowings on secured construction financing	–		24		24		24
Series E Preferred Stock issuance	125		–		125		125
Issuances under “at the market” common stock offering program	40		–	(3)	40		–
Debt, equity, and joint venture capital	(12	) (4)	248	(5)	236		247
Total sources of capital	$785		$383		$1,168		$1,134

Uses of capital
Development, redevelopment, and construction	$269		$377		$646	(6)	$612
Acquisitions	46		–		46		46
Secured debt repayments	5		6		11	(7)	11
2012 Unsecured Senior Bank Term Loan repayment	250		–		250		250
3.70% Unsecured Senior Convertible Notes repurchase	85		–		85		85
Series C Preferred Stock redemption	130		–		130		130
Total uses of capital	$785		$383		$1,168		$1,134

(1)             See tables of “Key net operating income projection assumptions” and “Key expense and other projection assumptions” on the preceding page.

(2)             Represents an estimate of sources of capital from asset and land sales, including assets “held for sale” at contract price of $22 million as of June 30, 2012.

(3)             See “Debt, equity, and joint venture capital.”

(4)             Represents additional amounts used to pay down outstanding borrowings on our unsecured line of credit.

(5)             Represents an estimate of sources of capital primarily consisting of borrowings under our unsecured senior line of credit and proceeds from our “at the market” common stock offering program.

(6)             See “Investment to Complete” columns in the tables related to construction in progress (page 8) for additional details underlying this estimate.

(7)             Based upon contractually scheduled payments or maturity dates.

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section of Part I, the “Risk Factors” section of Item 1A, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section under Item 7, of our annual report on Form 10-K for the year ended December 31, 2011.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

	Project RSF			Leased Status RSF					Investment							Stabilized Yield
									June 30, 2012		To Complete
Market – Submarket/	In							Leased/ Negotiating							Total at			Project Start	Occupancy	Stabilization
Property	Service	CIP	Total	Leased	Negotiating	Marketing	Total	%	In Service	CIP	2012		Thereafter		Completion	Cash	GAAP	Date	Date	Date
Greater Boston – Cambridge
225 Binney Street	–	303,143	303,143	303,143	–	–	303,143	100%	$–	$67,125	$34,043		$79,105		$180,273	7.5%	8.1%	4Q11	4Q13	4Q13

San Francisco Bay – Mission Bay
499 Illinois Street	–	222,780	222,780	–	–	222,780	222,780	–	$–	$109,309	$8,544		$30,247		$148,100	6.7%	7.4%	2Q11	2Q13	2Q14

San Francisco Bay – South SF
259 East Grand Avenue	–	170,618	170,618	170,618	–	–	170,618	100%	$–	$28,599	$25,371	(1)	$26,891	(1)	$80,861	7.8-8.2%	7.8-8.2%	1Q12	1Q13	1Q13
400/450 East Jamie Court	77,503	85,533	163,036	127,732	–	35,304	163,036	78%	$48,303	$48,537	$10,047		$1,603		$108,490	4.2%	4.3%	4Q06	3Q11	2Q13
Other - 400/450 East Jamie Court (2)									$15,380	$(15,380)

San Diego – University Town Center
4755 Nexus Center Drive	–	45,255	45,255	45,255	–	–	45,255	100%	$–	$13,812	$6,916		$1,613		$22,341	7.0%	7.7%	1Q11	3Q12	3Q12
5200 Illumina Way	–	127,373	127,373	127,373	–	–	127,373	100%	$–	$38,287	$9,866		$1,147		$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Development projects in North America	77,503	954,702	1,032,205	774,121	–	258,084	1,032,205	75%	$63,683	$290,289	$94,787		$140,606		$589,365

Greater Boston – Cambridge
400 Technology Square	–	212,123	212,123	108,129	50,242	53,752	212,123	75%	$–	$92,962	$28,432		$18,156		$139,550	8.1%	9.1%	4Q11	4Q12	4Q13

San Diego – University Town Center
10300 Campus Point Drive	89,576	189,562	279,138	261,412	–	17,726	279,138	94%	$39,208	$29,492	$52,625		$10,275		$131,600	7.6%	7.7%	4Q10	4Q11	3Q12

Seattle – Lake Union
1551 Eastlake Avenue	65,342	52,141	117,483	65,342	8,000	44,141	117,483	62%	$34,776	$20,400	$8,806		$28		$64,010	6.7%	6.7%	4Q11	4Q11	4Q13

Suburban and other redevelopment projects	31,624	358,679	390,303	146,956	120,827	122,520	390,303	69%	$18,316	$155,639	$41,044		$23,091		$238,090
Other – suburban and other redevelopment projects (2)									$23,407	$(23,407)
Redevelopment projects in North America	186,542	812,505	999,047	581,839	179,069	238,139	999,047	76%	$115,707	$275,086	$130,907		$51,550		$573,250

Total development and redevelopment projects in North America	264,045	1,767,207	2,031,252	1,355,960	179,069	496,223	2,031,252	76%	$179,390	$565,375	$225,694		$192,156		$1,162,615

(1)    Funding for this project will be primarily provided by the $55 million secured construction loan we closed in June 2012.

(2)    As of the period end, some portion of the real estate basis associated with the rentable square feet under redevelopment or development was classified as in service because activities necessary to prepare the asset for its intended use were no longer in progress.  In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	8

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2012, Financial and Operating Results

EARNINGS CALL INFORMATION

We will host a conference call on Tuesday, July 31, 2012, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months and six months ended June 30, 2012.  To participate in this conference call, dial (800) 299-7635 or (617) 786-2901 and confirmation code 39831544, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the For Investors section.  A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 31, 2012.  The replay number is (888) 286-8010 or (617) 801-6888 and the confirmation code is 54524950.

Additionally, a copy of this Earnings Press Release and Supplemental Information for second quarter ended June 30, 2012, are available in the For Investors section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed REIT, is the largest and leading investment-grade REIT focused principally on owning, operating, redeveloping, developing and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Founded in 1994, Alexandria was the first REIT to identify and pursue the laboratory niche and has since had the first-mover advantage in every core life science cluster location including Greater Boston, San Francisco Bay, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, clean technology companies, venture capital firms, and life science product and service companies. As the recognized real estate partner of the life science industry, Alexandria has a superior track record in driving client tenant productivity and innovation through its best-in-class laboratory and office space, collaborative locations adjacent to leading academic and medical institutions, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community, which we believe result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria Real Estate Equities, Inc., please visit www.are.com.

***********

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding our 2012 earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, 2012 FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, net operating income, and net income, for the year ended December 31, 2012, and our projected sources and uses of capital in 2012.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the SEC.  All forward-looking statements are made as of the date of this press release, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Revenues
Rental	$110,683	$107,584	$108,840	$106,414	$109,248	$218,267	$215,300
Tenant recoveries	34,041	34,522	35,124	35,076	33,147	68,563	66,008
Other income	9,381	2,629	1,584	2,475	926	12,010	1,703
Total revenues	154,105	144,735	145,548	143,965	143,321	298,840	283,011

Expenses
Rental operations	44,506	43,382	43,932	42,959	40,595	87,888	81,630
General and administrative	12,324	10,361	10,603	10,296	10,764	22,685	20,258
Interest	17,922	16,227	14,757	14,273	16,567	34,149	34,377
Depreciation and amortization	52,316	43,366	40,846	39,809	40,173	95,682	76,716
Total expenses	127,068	113,336	110,138	107,337	108,099	240,404	212,981
Income from continuing operations before loss on early extinguishment of debt	27,037	31,399	35,410	36,628	35,222	58,436	70,030

Loss on early extinguishment of debt	(1,602)	(623)	–	(2,742)	(1,248)	(2,225)	(3,743)
Income from continuing operations	25,435	30,776	35,410	33,886	33,974	56,211	66,287

Income (loss) from discontinued operations, net	206	135	52	(937)	337	341	649

Gain on sale of land parcel	–	1,864	–	46	–	1,864	–
Net income	25,641	32,775	35,462	32,995	34,311	58,416	66,936

Net income attributable to noncontrolling interests	851	711	1,142	966	938	1,562	1,867
Dividends on preferred stock	6,903	7,483	7,090	7,089	7,089	14,386	14,178
Preferred stock redemption charge	–	5,978	–	–	–	5,978	–
Net income attributable to unvested restricted stock awards	271	235	270	278	298	506	540
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$17,616	$18,368	$26,960	$24,662	$25,986	$35,984	$50,351

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic and diluted:
Continuing operations	$0.29	$0.30	$0.44	$0.42	$0.43	$0.57	$0.88
Discontinued operations, net	–	–	–	(0.02)	0.01	0.01	0.01
Earnings per share – basic and diluted	$0.29	$0.30	$0.44	$0.40	$0.44	$0.58	$0.89

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,663,367	61,507,807	61,427,495	61,295,659	58,500,055	61,585,587	56,734,012
Dilutive effect of stock options	173	1,160	3,939	8,310	13,067	667	16,261
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,663,540	61,508,967	61,431,434	61,303,969	58,513,122	61,586,254	56,750,273

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Assets
Investments in real estate, net	$6,208,354	$6,113,252	$6,008,440	$5,925,292	$5,855,352
Cash and cash equivalents	80,937	77,361	78,539	73,056	60,925
Restricted cash	41,897	39,803	23,332	27,929	23,432
Tenant receivables	6,143	8,836	7,480	6,599	4,487
Deferred rent	155,295	150,515	142,097	132,954	125,867
Deferred leasing and financing costs, net	151,355	143,754	135,550	134,366	130,147
Investments	104,454	98,152	95,777	88,777	88,862
Other assets	93,304	86,418	82,914	66,583	54,212
Total assets	$6,841,739	$6,718,091	$6,574,129	$6,455,556	$6,343,284

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$719,977	$721,715	$724,305	$760,882	$774,691
Unsecured senior notes payable	549,783	550,772	84,959	84,484	203,638
Unsecured senior line of credit	379,000	167,000	370,000	814,000	575,000
Unsecured senior bank term loans	1,350,000	1,350,000	1,600,000	1,000,000	1,000,000
Accounts payable, accrued expenses, and tenant security deposits	348,037	323,002	325,393	330,044	300,030
Dividends payable	38,357	36,962	36,579	35,287	34,068
Preferred stock redemption liability	–	129,638	–	–	–
Total liabilities	3,385,154	3,279,089	3,141,236	3,024,697	2,887,427

Commitments and contingencies

Redeemable noncontrolling interests	15,817	15,819	16,034	15,931	15,899

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C Preferred Stock	–	–	129,638	129,638	129,638
Series D Convertible Preferred Stock	250,000	250,000	250,000	250,000	250,000
Series E Preferred Stock	130,000	130,000	–	–	–
Common stock	622	616	616	614	614
Additional paid-in capital	3,053,269	3,022,242	3,028,558	3,025,444	3,024,603
Accumulated other comprehensive loss	(37,370)	(23,088)	(34,511)	(32,202)	(6,272)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,396,521	3,379,770	3,374,301	3,373,494	3,398,583
Noncontrolling interests	44,247	43,413	42,558	41,434	41,375
Total equity	3,440,768	3,423,183	3,416,859	3,414,928	3,439,958
Total liabilities, noncontrolling interests, and equity	$6,841,739	$6,718,091	$6,574,129	$6,455,556	$6,343,284

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds From Operations and Adjusted Funds From Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the periods below:

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$17,616	$18,368	$26,960	$24,662	$25,986	$35,984	$50,351
Depreciation and amortization	52,355	43,405	40,966	39,990	40,363	95,760	77,070
Gain on sale of land parcel	–	(1,864)	–	(46)	–	(1,864)	–
Gain on sale of real estate	(2)	–	–	–	–	(2)	–
Impairment of real estate	–	–	–	994	–	–	–
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	1,122	946	1,412	1,244	1,236	2,068	2,407
FFO	(1,133)	(1,156)	(1,539)	(1,580)	(1,671)	(2,305)	(3,283)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	69,958	59,699	67,799	65,264	65,914	129,641	126,545
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6	5	5	4	7	11	12
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	69,964	59,704	67,804	65,268	65,921	129,652	126,557
Realized gain on equity investment primarily related to one non-tenant life science entity	(5,811)	–	–	–	–	(5,811)	–
Subtotal	64,153	59,704	67,804	65,268	65,921	123,841	126,557
Loss on early extinguishment of debt	1,602	623	–	2,742	1,248	2,225	3,743
Preferred stock redemption charge	–	5,978	–	–	–	5,978	–
Allocation to unvested restricted stock awards	35	(53)	–	(38)	(12)	(20)	(32)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$65,790	$66,252	$67,804	$67,972	$67,157	$132,024	$130,268

Non-incremental revenue-enhancing capital expenditures:
Building improvements	(594)	(210)	(675)	(550)	(698)	(804)	(1,306)
Tenant improvements and leasing commissions	(2,148)	(2,019)	(6,083)	(2,119)	(1,595)	(4,167)	(2,398)
Straight-line rent	(5,195)	(8,796)	(9,558)	(7,647)	(2,885)	(13,991)	(9,592)
Straight-line rent on ground leases	1,207	1,406	1,221	1,143	1,099	2,613	2,340
Capitalized income from development projects	72	478	537	930	1,078	550	2,506
Amortization of acquired above and below market leases	(778)	(800)	(812)	(940)	(2,726)	(1,578)	(7,580)
Amortization of loan fees	2,214	2,643	2,551	2,144	2,327	4,857	4,605
Amortization of debt premiums/discounts	110	179	565	750	1,169	289	2,504
Stock compensation	3,274	3,293	3,306	3,344	2,749	6,567	5,105
Allocation to unvested restricted stock awards	15	31	80	31	(4)	48	33
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$63,967	$62,457	$58,936	$65,058	$67,671	$126,408	$126,485

The following table presents a reconciliation of net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic, to FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted for the periods below. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	$0.29	$0.30	$0.44	$0.40	$0.44	$0.58	$0.89
Depreciation and amortization	0.84	0.70	0.67	0.65	0.70	1.56	1.36
Gain on sale of land parcel	–	(0.03)	–	–	–	(0.03)	–
Gain on sale of real estate	–	–	–	–	–	–	–
Impairment of real estate	–	–	–	0.02	–	–	–
Amount attributable to noncontrolling interests/unvested stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.03	0.04
FFO	(0.02)	(0.02)	(0.03)	(0.03)	(0.03)	(0.04)	(0.06)
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	1.13	0.97	1.10	1.06	1.13	2.11	2.23
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	–	–	–	–	–	–	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	1.13	0.97	1.10	1.06	1.13	2.11	2.23
Realized gain on equity investment primarily related to one non-tenant life science entity	(0.09)	–	–	–	–	(0.09)	–
Subtotal	1.04	0.97	1.10	1.06	1.13	2.02	2.23
Loss on early extinguishment of debt	0.03	0.01	–	0.05	0.02	0.03	0.07
Preferred stock redemption charge	–	0.10	–	–	–	0.10	–
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, as adjusted	$1.07	$1.08	$1.10	$1.11	$1.15	$2.14	$2.30

Non-incremental revenue-enhancing capital expenditures:
Building improvements	(0.01)	–	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Tenant improvements and leasing commissions	(0.03)	(0.03)	(0.10)	(0.03)	(0.03)	(0.07)	(0.04)
Straight-line rent	(0.08)	(0.14)	(0.16)	(0.12)	(0.05)	(0.23)	(0.17)
Straight-line rent on ground leases	0.02	0.02	0.02	0.02	0.02	0.04	0.04
Capitalized income from development projects	–	0.01	0.01	0.02	0.02	0.01	0.04
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.02)	(0.05)	(0.03)	(0.13)
Amortization of loan fees	0.03	0.04	0.05	0.03	0.04	0.09	0.08
Amortization of debt premiums/discounts	–	–	0.01	0.01	0.02	–	0.04
Stock compensation	0.05	0.05	0.05	0.05	0.05	0.11	0.09
Allocation to unvested restricted stock awards	–	–	–	–	–	–	–
AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$1.04	$1.02	$0.96	$1.06	$1.16	$2.05	$2.23

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Non-GAAP Measures

(Unaudited)

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains from sales and real estate impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  We compute FFO, as adjusted as FFO calculated in accordance with the NAREIT White Paper, plus losses from early extinguishment of debt and preferred stock redemption charges, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards. Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-incremental revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures which, although capitalized and included in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
Key Credit Metrics	6/30/12		3/31/12		12/31/11		9/30/11		6/30/11
Unencumbered net operating income as a percentage of total net operating income	74%		71%		70%		67%		63%
Percentage outstanding on unsecured senior line of credit at end of period	25%		11%		25%		54%		38%
Net debt to gross assets (excluding cash and restricted cash) at end of period	38%		36%		37%		36%		36%
Net debt to Adjusted EBITDA (1)	7.1x		7.1x		7.1x		6.8x		6.5x
Fixed charge coverage ratio (1)	2.6x		2.6x		2.7x		2.7x		2.7x
Interest coverage ratio (1)	3.2x		3.3x		3.4x		3.4x		3.4x
Dividend payout ratio (common stock)	49%		46%		45%		43%		41%

Selected Balance Sheet Information
Investments in real estate (gross)	$7,030,723		$6,892,429		$6,750,975		$6,635,872		$6,534,433
Total assets	$6,841,739		$6,718,091		$6,574,129		$6,455,556		$6,343,284
Total unsecured debt	$2,278,783		$2,067,772		$2,054,959		$1,898,484		$1,778,638
Total debt	$2,998,760		$2,789,487		$2,779,264		$2,659,366		$2,553,329
Net debt	$2,875,926		$2,672,323		$2,677,393		$2,558,381		$2,468,972
Total liabilities	$3,385,154		$3,279,089		$3,141,236		$3,024,697		$2,887,427
Common shares outstanding	62,249,973		61,634,645		61,560,472		61,463,839		61,380,268
Total market capitalization	$7,912,286		$7,673,553		$7,412,402		$6,815,380		$7,689,383

Operating Data
Total revenues	$154,105		$144,735		$145,548		$143,965		$143,321
Rental operations	$44,506		$43,382		$43,932		$42,959		$40,595
Operating margins	71%		70%		70%		70%		72%
General and administrative expense as a percentage of total revenues	8.0%		7.2%		7.3%		7.2%		7.5%
Capitalized interest	$15,825		$15,266		$16,151		$16,666		$15,046
Weighted average interest rate used for capitalization during period	4.41%		4.29%		4.35%		4.54%		4.60%
Adjusted EBITDA – quarter annualized	$403,168		$377,836		$377,964		$377,168		$380,968
Adjusted EBITDA – trailing 12 months	$384,034		$378,484		$376,050		$370,998		$359,247
Adjusted EBITDA margins – quarter annualized	65%		65%		65%		65%		66%

Net Income, FFO, and AFFO
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$17,616		$18,368		$26,960		$24,662		$25,986
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$69,964		$59,704		$67,804		$65,268		$65,921
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted, as adjusted	$65,790		$66,252		$67,804		$67,972		$67,157
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$63,967		$62,457		58,936		$65,058		$67,671

Per Share Data
Earnings per share – diluted	$0.29		$0.30		$0.44		$0.40		$0.44
FFO per share – diluted	$1.13		$0.97		$1.10		$1.06		$1.13
FFO per share – diluted, as adjusted	$1.07		$1.08		$1.10		$1.11		$1.15
AFFO per share – diluted	$1.04		$1.02		$0.96		$1.06		$1.16

Asset Base Statistics
Number of properties at end of period	182		174		173		171		171
Rentable square feet at end of period	16,922,226		15,547,925		15,312,462		14,877,706		14,154,451
Occupancy of operating properties at end of period	92.9%		94.2%		94.9%		94.6%		93.8%
Occupancy of operating and redevelopment properties at end of period	86.9%		87.9%		88.5%		89.3%		88.3%

Leasing Activity and Same Property Performance
Leasing activity – Qtr rentable square feet	959,295		911,926		1,142,055		985,337		728,462
Leasing activity – Qtr percentage change in rental rates – cash basis	(0.8%	)	(2.8%	)	(4.1%	)	(3.0%	)	1.5%
Leasing activity – Qtr percentage change in rental rates – GAAP basis	5.8%		3.3%		7.6%		2.8%		3.1%
Same property – Qtr percentage change in net operating income – cash basis	1.6%		1.7%		3.1%		4.8%		9.4%
Same property – Qtr percentage change in net operating income – GAAP basis	(0.2%	)	(0.7%	)	(0.5%	)	(0.2%	)	1.7%

(1)             Quarter annualized.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	14

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Credit Metrics

June 30, 2012

(Unaudited)

Net Debt/Adjusted EBITDA	Fixed Charge Coverage Ratio

Net Debt to Gross Assets (Excluding Cash and Restricted Cash)	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

(1)             Periods represent quarter annualized metrics.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
June 30, 2012
(Tabular dollar amounts in thousands)

(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (Years)
Secured notes payable (2)	$643,377	$76,600	$719,977	24.0%	5.76%	3.5
Unsecured senior notes payable (2)	549,783	–	549,783	18.3	4.61	9.7
Unsecured senior line of credit (3)	100,000	279,000	379,000	12.7	1.51	4.8
2016 Unsecured Senior Bank Term Loan (4)	750,000	–	750,000	25.0	3.29	4.0
2017 Unsecured Senior Bank Term Loan (5)	600,000	–	600,000	20.0	3.84	4.6
Total debt	$2,643,160	$355,600	$2,998,760	100.0%	4.01%	5.1
Percentage of total debt	88%	12%	100%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements.  The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Represents amounts net of unamortized premiums/discounts.
(3)

Total commitments available for borrowing aggregate $1.5 billion under our unsecured senior line of credit.  As of June 30, 2012, we had approximately $1.1 billion available for borrowings under our unsecured senior line of credit.  Weighted average remaining term assumes we exercise our sole option to extend the stated maturity date of April 30, 2016 by six months, twice, to April 30, 2017.

(4)	Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015 by one year, to June 30, 2016.
(5)	Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016 by one year, to January 31, 2017.

Debt maturities

Debt	Stated Rate	Effective Interest Rate (1)	Maturity Date	2012	2013	2014	2015	2016	Thereafter	Total
Secured notes payable
San Diego	6.21%	6.21%	3/1/13	$156	$7,934	$–	$–	$–	$–	$8,090
Suburban Washington, D.C.	6.36	6.36	9/1/13	268	26,093	–	–	–	–	26,361
San Francisco Bay	6.14	6.14	11/16/13	–	7,527	–	–	–	–	7,527
Greater Boston	5.26	5.59	4/1/14	1,846	3,839	208,683	–	–	–	214,368
Suburban Washington, D.C.	2.24	2.24	4/20/14	–	–	76,000	–	–	–	76,000
San Diego	6.05	4.88	7/1/14	55	142	6,458	–	–	–	6,655
San Diego	5.39	4.00	11/1/14	70	177	7,495	–	–	–	7,742
Seattle	6.00	6.00	11/18/14	120	240	240	–	–	–	600
Suburban Washington, D.C.	5.64	4.50	6/1/15	51	130	138	5,788	–	–	6,107
Greater Boston, San Francisco Bay, and San Diego	5.73	5.73	1/1/16	767	1,616	1,713	1,816	75,501	–	81,413
Greater Boston, San Diego, and Greater NYC	5.82	5.82	4/1/16	412	878	931	988	29,389	–	32,598
San Francisco Bay	6.35	6.35	8/1/16	1,075	2,332	2,487	2,652	126,715	–	135,261
San Diego, Suburban Washington, D.C., and Seattle	7.75	7.75	4/1/20	635	1,345	1,453	1,570	1,696	110,301	117,000
San Francisco Bay	6.50	6.50	6/1/37	8	16	17	17	19	801	878
Total secured notes payable	5.70	5.77		5,463	52,269	305,615	12,831	233,320	111,102	720,600

$1.5 Billion unsecured senior line of credit	LIBOR+1.20	1.51	4/30/17 (2)	–	–	–	–	–	379,000	379,000

2016 Unsecured Senior Bank Term Loan	LIBOR+1.65	3.29	6/30/16 (3)	–	–	–	–	750,000	–	750,000
2017 Unsecured Senior Bank Term Loan	LIBOR+1.50	3.84	1/31/17 (4)	–	–	–	–	–	600,000	600,000

Unsecured senior notes payable (5)	4.60	4.61	4/1/22	–	–	250	–	–	550,000	550,250
Subtotal		4.01		5,463	52,269	305,865	12,831	983,320	1,640,102	2,999,850
Unamortized discounts		–		(223)	(464)	(78)	(12)	(44)	(269)	(1,090)
Total consolidated debt		4.01%		$5,240	$51,805	$305,787	$12,819	$983,276	$1,639,833	$2,998,760

Balloon payments				$–	$41,165	$297,080	$5,728	$980,029	$1,632,791	$2,956,768
Principal amortization				5,240	10,640	8,707	7,091	3,247	7,042	41,992
Total consolidated debt				$5,240	$51,805	$305,787	$12,819	$983,276	$1,639,833	$2,998,760

Fixed rate/hedged variable rate debt				$5,120	$51,565	$229,547	$12,819	$983,276	$1,360,833	$2,643,160
Unhedged variable rate debt				120	240	76,240	–	–	279,000	355,600
Total consolidated debt				$5,240	$51,805	$305,787	$12,819	$983,276	$1,639,833	$2,998,760

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Assumes we exercise our sole option to extend the stated maturity date of April 30, 2016 by six months, twice, to April 30, 2017.
(3)	Assumes we exercise our sole option to extend the stated maturity date of June 30, 2015 by one year, to June 30, 2016.
(4)	Assumes we exercise our sole option to extend the stated maturity date of January 31, 2016 by one year, to January 31, 2017.
(5)	Includes $550 million of our 4.60% unsecured senior notes payable due in April 2022, and $250,000 of our 8.00% unsecured senior convertible notes payable with a maturity date of April 15, 2014.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
June 30, 2012
(Unaudited)

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual (1)	Requirement	Actual (1)
Total Debt to Total Assets (2)	< 60%	39%	< 60.0% (3)	36%

Consolidated EBITDA to Interest Expense (4)	> 1.5x	6.1x	> 1.50x	2.5x

Unencumbered Total Asset Value to Unsecured Debt	> 150%	260%	N/A	N/A

Secured Debt to Total Assets (5)	< 40%	9%	< 40.0% (3)	9%

Unsecured Leverage Ratio	N/A	N/A	< 60.0% (3)	40%

Unsecured Interest Coverage Ratio	N/A	N/A	> 1.75x	8.3x

(1)   Actual covenants are calculated pursuant to the specific terms of each agreement.

(2)   Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Leverage Ratio.

(3)   These ratios may increase by an additional 5% in connection with a Material Acquisition, as defined, for up to four quarters.

(4)   Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Fixed Charge Coverage Ratio.

(5)   Under the unsecured senior line of credit and unsecured senior bank term loans, this ratio is referred to as the Secured Debt Ratio.

Summary of interest rate hedge agreements

					Notional Amount in Effect as of
Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Fair Value as of June 30, 2012	June 30, 2012	December 31, 2013	December 31, 2014
December 2006	December 29, 2006	March 31, 2014	4.990%	$(4,098)	$50,000	$50,000	$–
October 2007	October 31, 2007	September 30, 2012	4.546	(543)	50,000	–	–
October 2007	October 31, 2007	September 30, 2013	4.642	(2,738)	50,000	–	–
October 2007	July 1, 2008	March 31, 2013	4.622	(817)	25,000	–	–
October 2007	July 1, 2008	March 31, 2013	4.625	(818)	25,000	–	–
December 2006	November 30, 2009	March 31, 2014	5.015	(6,180)	75,000	75,000	–
December 2006	November 30, 2009	March 31, 2014	5.023	(6,191)	75,000	75,000	–
December 2006	December 31, 2010	October 31, 2012	5.015	(1,639)	100,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(275)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(275)	250,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(137)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.480	(137)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.495	(147)	125,000	–	–
December 2011	December 30, 2011	December 31, 2012	0.508	(155)	125,000	–	–
December 2011	December 31, 2012	December 31, 2013	0.640	(672)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.640	(672)	–	250,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(341)	–	125,000	–
December 2011	December 31, 2012	December 31, 2013	0.644	(341)	–	125,000	–
December 2011	December 31, 2013	December 31, 2014	0.977	(1,150)	–	–	250,000
December 2011	December 31, 2013	December 31, 2014	0.976	(1,148)	–	–	250,000
Total				$(28,474)	$1,450,000	$950,000	$500,000

(1)

In addition to the interest pay rate, borrowings outstanding under our unsecured senior line of credit and unsecured senior bank term loans include an applicable margin currently ranging from 1.20% to 1.65%.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Assets Held for Sale and Discontinued Operations

June 30, 2012

(Dollars in thousands)
(Unaudited)

Summary of assets held for sale and discontinued operations

As of June 30, 2012, we had three properties classified as “held for sale” aggregating a net book value of approximately $19.4 million.  One property was sold in July 2012 to a tenant occupying 100% of the property, at a price of $8.0 million, or $222 per square foot, resulting in a gain of $1.4 million. The remaining two properties aggregating 196,029 future developable square feet are targeted for sale at an aggregate price of $14.2 million, or approximately $72 per developable square foot.

	June 30, 2012	December 31, 2011
Properties “held for sale,” net	$18,851	$20,851
Other assets	695	847
Total assets	19,546	21,698

Total liabilities	(139)	(469)
Net assets of discontinued operations	$19,407	$21,229

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Total revenues	$318	$657	$602	$1,276
Operating expenses	75	126	185	237
Total revenues less operating expenses	243	531	417	1,039
Interest expense	-	4	-	36
Depreciation expense	39	190	78	354
Income from discontinued operations before gain on sales of real estate	204	337	339	649
Gain on sale of real estate	2	–	2	–
Income from discontinued operations, net	$206	$337	$341	$649

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Core Operating Metrics

June 30, 2012

(Unaudited)

Quarterly percentage change in same property net operating income

Percentage change in rental rates on renewed/re-leased space

* Cash and GAAP percentage changes in rental rates on renewed/re-leased space during 1999 were 24% and 27%, respectively.

Occupancy percentage

Solid leasing capabilities – rentable square feet leased

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

June 30, 2012

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
Same property data	June 30, 2012		June 30, 2012
Percentage change in net operating income – cash basis	1.6%		1.9%
Percentage change in net operating income – GAAP basis	(0.2%	)	(0.1%	)

Number of properties	139		139
Rentable square feet	10,484,464		10,484,464
Occupancy – current period	93.6%		93.7%
Occupancy – same period prior year	93.0%		93.5%

The following table presents a comparison of the components of same property and non-same property net operating income for the three months and six months ended June 30, 2012, compared to the three months and six months ended June 30, 2011, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure:

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues:	2012	2011	% Change		2012	2011	% Change
Total revenues – same properties	$112,388	$111,150	1.1%		$226,091	$224,226	0.8%
Total revenues – non-same properties	41,717	32,171	29.7		72,749	58,785	23.8
Total revenues – GAAP basis	154,105	143,321	7.5		298,840	283,011	5.6

Expenses:
Rental operations – same properties	33,122	31,707	4.5		66,298	64,205	3.3
Rental operations – non-same properties	11,384	8,888	28.1		21,590	17,425	23.9
Total rental operations	44,506	40,595	9.6		87,888	81,630	7.7

Net operating income:
Net operating income – same properties	79,266	79,443	(0.2)		159,793	160,021	(0.1)
Net operating income – non-same properties	30,333	23,283	30.3		51,159	41,360	23.7
Total net operating income – GAAP basis	109,599	102,726	6.7		210,952	201,381	4.8

Other expenses:
General and administrative	12,324	10,764	14.5		22,685	20,258	12.0
Interest	17,922	16,567	8.2		34,149	34,377	(0.7)
Depreciation and amortization	52,316	40,173	30.2		95,682	76,716	24.7
Loss on early extinguishment of debt	1,602	1,248	28.4		2,225	3,743	(40.6)
Total other expenses	84,164	68,752	22.4		154,741	135,094	14.5
Income from continuing operations	$25,435	$33,974	(25.1%)		$56,211	$66,287	(15.2%)

Net operating income – same properties – GAAP basis	$79,266	$79,443	(0.2%)		$159,793	$160,021	(0.1%)
Less: straight-line rent adjustments	(76)	(1,538)	(95.0)	(1)	(3,295)	(6,476)	(49.1)	(1)
Net operating income – same properties – cash basis	$79,190	$77,905	1.6%		$156,498	$153,545	1.9%

(1)	The decrease in straight-line rent was primarily related to the commencement of approximately $5.7 million of annual cash rent in the Greater NYC market in early February 2012.

The following table reconciles same properties to total properties for the six months ended June 30, 2012:

	Number of Properties			Number of Properties			Number of Properties
Development – active			Redevelopment – active			Redevelopment – deliveries since January 1, 2011
225 Binney Street	1		10300 Campus Point Drive	1		15010 Broschart Road	1
259 East Grand Avenue	1		11119 North Torrey Pines Road	1		215 First Street	1
400/450 East Jamie Court	2		1551 Eastlake Avenue	1		3530/3550 John Hopkins Court	2
409/499 Illinois Street	2	(1)	20 Walkup Drive	1		3565 General Atomics Court	1
4755 Nexus Center Drive	1		285 Bear Hill Road	1	(1)	500 Arsenal Street	1
5200 Illumina Way	1		343 Oyster Point Blvd	1		6101 Quadrangle Drive	1
	8		400 Technology Square	1			7
			620 Professional Drive	1
Development – deliveries since January 1, 2011			6275 Nancy Ridge Drive	1		Properties acquired since January 1, 2011
455 Mission Bay Boulevard	1		9800 Medical Center Drive	3		3013/3033 Science Park Road	1
7 Triangle Drive	1			12		6 Davis Drive	1
Canada	–	(2)					2
	2		Development/Redevelopment – Asia	9	(3)	Properties held for sale	3
						Total properties excluded from same properties	43
						Same properties	139
						Total properties as of June 30, 2012	182

(1)	Properties acquired since January 1, 2011.
(2)	Property count is included in operating portfolio as of June 30, 2012.
(3)	Property count includes one development delivery, one redevelopment delivery, one property acquired since January 1, 2011, and six active development and redevelopment properties.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

June 30, 2012

(Unaudited)

	Three Months Ended				Six Months Ended				Year Ended
	June 30, 2012				June 30, 2012				December 31, 2011			December 31, 2010		December 31, 2009
Leasing activity:	Cash		GAAP		Cash		GAAP		Cash		GAAP	Cash	GAAP	Cash	GAAP
Lease expirations
Number of leases	53		53		101		101		158		158	129	129	131	131
Rentable square footage	878,789		878,789		1,395,140		1,395,140		2,689,257		2,689,257	2,416,291	2,416,291	1,842,597	1,842,597
Expiring rates	$30.17		$28.65		$29.33		$27.74		$29.98		$28.42	$27.18	$28.54	$30.61	$30.70

Renewed/re-leased space
Number of leases	26		26		61		61		109		109	89	89	95	95
Leased rentable square footage	534,272		534,272		808,801		808,801		1,821,866		1,821,866	1,777,966	1,777,966	1,188,184	1,188,184
Expiring rates	$33.35		$31.69		$30.03		$28.36		$30.73		$28.79	$28.84	$30.54	$28.07	$26.78
New rates	$33.07		$33.54		$29.62		$29.83		$30.16		$30.00	$29.41	$32.04	$28.11	$27.72
Rental rate changes	(0.8%	) (1)	5.8%	(1)	(1.4%	) (1)	5.2%	(1)	(1.9%	)	4.2%	2.0%	4.9%	0.1%	3.5%
TI’s/lease commissions per square foot	$4.02		$4.02		$5.15		$5.15		$5.82		$5.82	$4.40	$4.40	$3.99	$3.99
Average lease terms	5.1 years		5.1 years		4.5 years		4.5 years		4.2 years		4.2 years	8.1 years	8.1 years	3.3 years	3.3 years

Developed/redeveloped/previously vacant space leased
Number of leases	18		18		44		44		81		81	53	53	47	47
Rentable square footage	425,023		425,023		1,062,420		1,062,420		1,585,610		1,585,610	966,273	966,273	676,163	676,163
New rates	$30.85		$28.83		$34.01		$36.34		$33.45		$36.00	$36.33	$39.89	$33.57	$36.00
TI’s/lease commissions per square foot	$11.61		$11.61		$11.49		$11.49		$12.78		$12.78	$8.10	$8.10	$8.12	$8.12
Average lease terms	8.9 years		8.9 years		9.3 years		9.3 years		8.9 years		8.9 years	9.7 years	9.7 years	6.6 years	6.6 years

Leasing activity summary:
Totals (2)
Number of leases	44		44		105		105		190		190	142	142	142	142
Rentable square footage	959,295		959,295		1,871,221		1,871,221		3,407,476		3,407,476	2,744,239	2,744,239	1,864,347	1,864,347
New rates	$32.08		$31.45		$32.11		$33.53		$31.69		$32.79	$31.84	$34.80	$30.09	$30.73
TI’s/lease commissions per square foot	$7.39		$7.39		$8.75		$8.75		$9.06		$9.06	$5.70	$5.70	$5.49	$5.49
Average lease terms	6.8 years		6.8 years		7.2 years		7.2 years		6.4 years		6.4 years	8.7 years	8.7 years	4.5 years	4.5 years

(1)

Excluding one lease for 71,000 rentable square feet related to one tenant in the Gaithersburg submarket in Suburban Washington, D.C., rental rates for renewed/re-leased space were, on average 1.1% and 6.7% higher than rental rates for expiring leases on a cash and GAAP basis, respectively, for the three months ended June 30, 2012. Rental rates for renewed/re-leased space were flat on a cash basis and on average 5.7% higher on a GAAP basis, for the six months ended June 30, 2012.

(2)	Excludes nine month-to-month leases for approximately 18,000 rentable square feet.

During the three months ended June 30, 2012, we granted tenant concessions/free rent averaging approximately 1.5 months with respect to the 959,295 rentable square feet leased.  During the six months ended June 30, 2012, we granted tenant concessions/free rent averaging approximately 1.6 months with respect to the 1,871,221 rentable square feet leased.

Lease Structure	June 30, 2012
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	96%
Percentage of leases providing for the recapture of capital expenditures	92%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

June 30, 2012

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2012	42	(1)	674,800	(1)	4.7%	$24.77
2013	98		1,222,394		8.5	28.94
2014	85		1,324,531		9.2	28.89
2015	65		1,265,708		8.8	32.04
2016	55		1,527,844		10.6	30.63
2017	52		1,465,685		10.2	30.22
2018	19		1,140,789		7.9	39.40
2019	14		529,455		3.7	35.40
2020	15		731,680		5.1	40.32
2021	19		646,993		4.5	38.29
Thereafter	30		1,949,227		13.5	38.98

								Annualized
	2012 RSF of Expiring Leases							Base Rent of
		Negotiating/	Targeted for		Remaining			Expiring Leases	Market Rent
Markets	Leased	Anticipating	Redevelopment		Expiring Leases	Total		(per RSF)	per RSF (2)
Greater Boston	2,266	17,753	–		68,843	88,862		$28.40	$30.00 - $55.00
San Francisco Bay	13,980	1,379	32,074		33,333	80,766		47.72	$24.00 - $47.00
San Diego	18,012	6,320	243,550	(3)	18,596	286,478		21.86	$24.00 - $36.00
Greater NYC	–	–	–		–	–		–	N/A
Suburban Washington, D.C.	53,464	–	–		10,882	64,346		20.98	$14.00 - $26.00
Seattle	16,666	–	66,776		36,663	120,105		18.47	$20.00 - $48.00
Research Triangle Park	12,220	4,575	–		–	16,795		19.35	$10.00 - $30.00
Canada	–	–	–		–	–		–	N/A
Non-cluster markets	–	–	–		–	–		–	N/A
Asia	–	7,491	–		9,957	17,448		10.23	$8.00 - $15.00
Total	116,608	37,518	342,400		178,274	674,800	(1)	$24.77
Percentage of expiring leases	17%	6%	51%		26%	100%

						Annualized
	2013 RSF of Expiring Leases					Base Rent of
		Negotiating/	Targeted for	Remaining		Expiring Leases	Market Rent
Markets	Leased	Anticipating	Redevelopment	Expiring Leases	Total	(per RSF)	per RSF (2)
Greater Boston	–	136,744	–	201,072	337,816	$35.57	$30.00 - $55.00
San Francisco Bay	24,039	64,696	–	220,878	309,613	26.24	$24.00 - $47.00
San Diego	9,849	14,030	–	128,876	152,755	21.41	$24.00 - $36.00
Greater NYC	–	–	–	–	–	–	N/A
Suburban Washington, D.C.	–	67,951	–	190,615	258,566	29.86	$14.00 - $26.00
Seattle	–	–	–	61,005	61,005	39.14	$20.00 - $48.00
Research Triangle Park	–	15,949	–	53,384	69,333	18.66	$10.00 - $30.00
Canada	–	–	–	–	–	–	N/A
Non-cluster markets	–	10,330	–	13,647	23,977	17.68	$14.00 - $22.00
Asia	–	2,314	–	7,015	9,329	15.58	$8.00 - $15.00
Total	33,888	312,014	–	876,492	1,222,394	$28.94
Percentage of expiring leases	3%	26%	–%	71%	100%

(1)	Excludes nine month-to-month leases for approximately 18,000 rentable square feet.
(2)	Based upon rental rates achieved in recently executed leases.
(3)

Includes 3013/3033 Science Park Road, which consists of two life science laboratory buildings acquired in April 2012, aggregating 176,500 rentable square feet. The property was 100% leased on a short-term basis through July 2012, and thereafter, we expect to redevelop approximately 105,000 rentable square feet. The remaining square footage will be classified as future developable square feet.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties and Occupancy

June 30, 2012

(Dollars in thousands)

(Unaudited)

Summary of properties

	Rentable Square Feet					Number of
Markets	Operating	Development	Redevelopment	Total	% Total	Properties	Annualized Base Rent

Greater Boston	3,089,794	303,143	329,438	3,722,375	22%	38	$114,000	27%

San Francisco Bay	2,230,201	478,931	53,980	2,763,112	16	25	86,420	20

San Diego	2,361,461	172,628	275,763	2,809,852	17	36	73,938	17

Greater NYC	705,693	–	–	705,693	4	8	33,332	8

Suburban Washington, D.C.	2,334,752	–	101,183	2,435,935	14	31	48,984	12

Seattle	897,859	–	52,141	950,000	6	11	33,508	8

Research Triangle Park	941,639	–	–	941,639	6	14	19,350	5

Canada	1,096,077	–	–	1,096,077	6	5	9,082	2

Non-cluster markets	61,002	–	–	61,002	–	2	599	–

North America	13,718,478	954,702	812,505	15,485,685	91	170	419,213	99

Asia	522,950	682,466	118,385	1,323,801	8	9	3,639	1

Continuing operations	14,241,428	1,637,168	930,890	16,809,486	99	179	$422,852	100%

Discontinued operations	112,740	–	–	112,740	1	3

Total	14,354,168	1,637,168	930,890	16,922,226	100%	182

Summary of occupancy percentages

	Operating Properties			Operating and Redevelopment Properties
Markets	June 30, 2012	March 31, 2012	December 31, 2011	June 30, 2012	March 31, 2012	December 31, 2011

Greater Boston	93.1%	91.7%	93.9%	84.1%	83.0%	85.0%

San Francisco Bay	97.0	96.2	96.7	94.7	93.9	96.7

San Diego	95.5	96.1	96.4	85.5	81.5	80.3

Greater NYC	94.2	93.0	87.9	94.2	93.0	87.9

Suburban Washington, D.C.	90.1	94.2	96.2	86.3	90.4	92.2

Seattle	96.1	96.7	96.7	90.8	91.4	90.6

Research Triangle Park	95.5	95.8	94.3	95.5	95.8	92.3

Canada	92.7	91.8	91.8	92.7	91.8	91.8

Non-cluster markets	51.4	51.4	62.2	51.4	51.4	62.2

North America	93.9	94.2	94.9	88.4	87.9	88.5

Asia	67.4	N/A	N/A	55.0	N/A	N/A

Continuing operations	92.9%	94.2%	94.9%	86.9%	87.9%	88.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
June 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	–	–	255,441	1	$17,397	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	–	–	177,101	1	10,188	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	–	–	175,609	1	7,117	82.2	82.2
400 Technology Square	Cambridge/Inner Suburbs	–	–	212,123	212,123	1	–	N/A	–
500 Technology Square	Cambridge/Inner Suburbs	184,207	–	–	184,207	1	10,009	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	–	–	128,224	1	4,478	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	–	–	48,930	1	1,840	100.0	100.0
161 First Street	Cambridge/Inner Suburbs	46,356	–	–	46,356	1	1,855	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	–	–	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	–	–	366,719	1	10,453	86.2	86.2
225 Binney Street	Cambridge/Inner Suburbs	–	303,143	–	303,143	1	–	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	–	–	131,963	1	6,601	100.0	100.0
480 Arsenal	Cambridge/Inner Suburbs	140,744	–	–	140,744	1	4,584	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	–	–	93,516	1	3,385	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	–	–	99,350	2	6,106	90.8	90.8
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	–	–	24,940	1	–	–	–
99 Erie Street	Cambridge/Inner Suburbs	27,960	–	–	27,960	1	1,156	100.0	100.0
100 Beaver Street	Route 128	82,330	–	–	82,330	1	2,093	88.2	88.2
285 Bear Hill Road	Route 128	–	–	26,270	26,270	1	–	N/A	–
19 Presidential Way	Route 128	128,325	–	–	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	–	–	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	–	–	30,123	1	393	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	–	–	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	–	–	48,640	1	868	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	–	–	26,828	1	1,105	100.0	100.0
45/47 Wiggins Avenue	Route 128	38,000	–	–	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	–	–	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	–	–	54,391	1	749	100.0	100.0
111 Forbes Boulevard	Route 495/Worcester	58,280	–	–	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Route 495/Worcester	97,566	–	–	97,566	1	871	100.0	100.0
20 Walkup Drive	Route 495/Worcester	–	–	91,045	91,045	1	–	N/A	–
30 Bearfoot Road	Route 495/Worcester	60,759	–	–	60,759	1	2,765	100.0	100.0
306 Belmont Street	Route 495/Worcester	78,916	–	–	78,916	1	1,139	100.0	100.0
350 Plantation Street	Route 495/Worcester	11,774	–	–	11,774	1	173	100.0	100.0
377 Plantation Street	Route 495/Worcester	92,711	–	–	92,711	1	2,262	85.1	85.1
381 Plantation Street	Route 495/Worcester	92,423	–	–	92,423	1	2,972	94.3	94.3
One Innovation Drive	Route 495/Worcester	115,179	–	–	115,179	1	2,430	94.5	94.5
Greater Boston		3,089,794	303,143	329,438	3,722,375	38	$114,000	93.1%	84.1%

San Francisco Bay
1500 Owens Street	Mission Bay	158,267	–	–	158,267	1	$6,700	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	–	–	157,340	1	9,460	100.0	100.0
455 Mission Bay Boulevard South	Mission Bay	210,000	–	–	210,000	1	8,410	93.1	93.1
409/499 Illinois Street	Mission Bay	234,249	222,780	–	457,029	2	14,197	100.0	100.0
249 East Grand Avenue	South San Francisco	129,501	–	–	129,501	1	5,086	100.0	100.0
259 East Grand Avenue	South San Francisco	–	170,618	–	170,618	1	–	N/A	N/A
341/343 Oyster Point Blvd	South San Francisco	53,980	–	53,980	107,960	2	1,187	100.0	50.0
400/450 East Jamie Court	South San Francisco	77,503	85,533	–	163,036	2	2,212	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	–	–	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	–	–	150,960	3	3,823	85.1	85.1
681 Gateway Boulevard	South San Francisco	126,971	–	–	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	–	–	136,393	1	4,168	100.0	100.0
901/951 Gateway Boulevard	South San Francisco	170,244	–	–	170,244	2	5,647	100.0	100.0
2425 Garcia Ave & 2400/2450 Bayshore Parkway	Peninsula	98,964	–	–	98,964	1	3,232	96.6	96.6
2625/2627/2631 Hanover Street (1)	Peninsula	32,074	–	–	32,074	1	1,335	100.0	100.0
3165 Porter Drive	Peninsula	91,644	–	–	91,644	1	3,929	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	–	–	60,000	1	1,531	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	–	–	82,815	1	1,871	92.3	92.3
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,611	–	–	103,611	1	1,931	90.5	90.5
San Francisco Bay		2,230,201	478,931	53,980	2,763,112	25	$86,420	97.0%	94.7%

(1)	Property targeted for redevelopment in 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
June 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	–	–	96,641	1	$2,960	99.5%	99.5%
10975 North Torrey Pines Road	Torrey Pines	44,733	–	–	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	16,851	–	55,394	72,245	1	535	100.0	23.3
3010 Science Park Road	Torrey Pines	74,557	–	–	74,557	1	3,215	100.0	100.0
3013/3033 Science Park Road (1)	Torrey Pines	176,500	–	–	176,500	1	3,055	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	–	–	158,645	2	7,098	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	220,569	–	–	220,569	4	7,807	97.8	97.8
10300 Campus Point Drive	University Town Center	260,197	–	189,562	449,759	1	9,598	100.0	57.9
4755/4757/4767 Nexus Center Drive (2)	University Town Center	132,330	45,255	–	177,585	3	4,932	100.0	100.0
5200 Illumina Way	University Town Center	346,581	127,373	–	473,954	1	13,474	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	122,232	–	–	122,232	3	3,568	100.0	100.0
9880 Campus Point Drive	University Town Center	71,510	–	–	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	–	–	87,298	1	1,725	100.0	100.0
5871 Oberlin Drive	Sorrento Mesa	33,817	–	–	33,817	1	574	61.2	61.2
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	–	–	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	–	–	51,273	2	639	57.2	57.2
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	75,005	–	30,807	105,812	3	803	57.6	40.8
7330 Carroll Road	Sorrento Mesa	66,244	–	–	66,244	1	2,141	89.4	89.4
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	–	–	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	–	–	66,442	3	806	58.8	58.8
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	–	–	60,545	1	1,557	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	–	–	109,780	1	2,495	100.0	100.0
San Diego		2,361,461	172,628	275,763	2,809,852	36	$73,938	95.5%	85.5%

Greater NYC
450 East 29th Street	Manhattan	309,141	–	–	309,141	1	$24,390	98.7%	98.7%
100 Phillips Parkway	Bergen County	78,501	–	–	78,501	1	2,309	100.0	100.0
102 Witmer Road	Pennsylvania	50,000	–	–	50,000	1	3,345	100.0	100.0
200 Lawrence Road	Pennsylvania	111,451	–	–	111,451	1	1,254	100.0	100.0
210 Welsh Pool Road	Pennsylvania	59,415	–	–	59,415	1	946	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	–	–	21,859	1	–	–	–
701 Veterans Circle	Pennsylvania	35,155	–	–	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	–	–	40,171	1	353	62.3	62.3
Greater NYC		705,693	–	–	705,693	8	$33,332	94.2%	94.2%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	–	–	49,185	1	$1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	–	–	131,511	1	3,005	88.8	88.8
1405 Research Boulevard	Rockville	71,669	–	–	71,669	1	2,315	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	–	–	90,489	2	1,386	77.3	77.3
14920 Broschart Road	Rockville	48,500	–	–	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	–	–	38,203	1	512	90.9	90.9
5 Research Court	Rockville	54,906	–	–	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	–	–	63,852	1	2,341	100.0	100.0
9800 Medical Center Drive	Rockville	206,419	–	75,056	281,475	4	6,787	86.2	63.2
9920 Medical Center Drive	Rockville	58,733	–	–	58,733	1	455	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	–	–	143,585	1	3,984	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	–	–	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	–	–	71,000	1	1,052	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	–	–	132,639	3	3,021	95.9	95.9
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	–	–	138,938	1	3,641	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	–	–	63,154	1	1,009	86.3	86.3
620 Professional Drive	Gaithersburg	–	–	26,127	26,127	1	–	N/A	–
708 Quince Orchard Road	Gaithersburg	49,624	–	–	49,624	1	1,138	99.3	99.3
9 West Watkins Mill Road	Gaithersburg	92,449	–	–	92,449	1	2,766	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	–	–	180,650	1	3,055	82.9	82.9
930/940 Clopper Road	Gaithersburg	104,302	–	–	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	–	–	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	–	–	191,884	1	1,106	41.8	41.8
14225 Newbrook Drive	Northern Virginia	248,186	–	–	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,334,752	–	101,183	2,435,935	31	$48,984	90.1%	86.3%

(1)

Includes 3013/3033 Science Park Road, which consists of two life science laboratory buildings acquired in April 2012, aggregating 176,500 rentable square feet. The property was 100% leased on a short-term basis through July 2012, and thereafter, we expect to redevelop approximately 105,000 rentable square feet. The remaining square footage will be classified as future developable square feet.

(2)	Includes 67,050 rentable square feet targeted for redevelopment/development in 2012.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	25

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Property Listing
June 30, 2012
(Dollars in thousands)

(Unaudited)

								Occupancy Percentage
		Rentable Square Feet				Number of	Annualized		Operating and
Address	Submarket	Operating	Development	Redevelopment	Total	Properties	Base Rent	Operating	Redevelopment
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	–	–	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	65,342	–	52,141	117,483	1	1,927	100.0	55.6
1600 Fairview Avenue	Lake Union	27,991	–	–	27,991	1	1,521	100.0	100.0
1616 Eastlake Avenue (1)	Lake Union	168,490	–	–	168,490	1	4,374	91.7	91.7
199 East Blaine Street	Lake Union	115,084	–	–	115,084	1	6,142	100.0	100.0
219 Terry Avenue	Lake Union	30,845	–	–	30,845	1	1,428	93.4	93.4
1124 Columbia Street	First Hill	203,817	–	–	203,817	1	6,766	96.3	96.3
3000/3018 Western Avenue	Elliott Bay	47,746	–	–	47,746	1	1,795	100.0	100.0
410 West Harrison & 410 Elliott Avenue West	Elliott Bay	35,175	–	–	35,175	2	807	67.4	67.4
Seattle		897,859	–	52,141	950,000	11	$33,508	96.1%	90.8%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	–	–	65,965	1	$1,026	100.0%	100.0%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	–	–	158,417	1	4,896	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	–	–	81,580	1	1,673	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	–	–	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	–	–	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	–	–	30,122	1	417	77.0	77.0
7 Triangle Drive	Research Triangle Park	96,626	–	–	96,626	1	3,165	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	–	–	133,654	3	1,921	77.0	77.0
800/801 Capitola Drive	Research Triangle Park	120,905	–	–	120,905	2	2,287	95.9	95.9
6 Davis Drive	Research Triangle Park	100,000	–	–	100,000	1	1,062	100.0	100.0
555 Heritage Drive	Palm Beach	44,855	–	–	44,855	1	773	100.0	100.0
Research Triangle Park		941,639	–	–	941,639	14	$19,350	95.5%	95.5%

Canada
Canada		46,032	–	–	46,032	1	$1,835	100.0%	100.0%
Canada		66,000	–	–	66,000	1	1,206	100.0	100.0
Canada		132,790	–	–	132,790	1	2,884	82.8	82.8
Canada		68,000	–	–	68,000	1	3,157	100.0	100.0
Canada (2)		783,255	–	–	783,255	1	N/A	N/A	N/A
Total Canada		1,096,077	–	–	1,096,077	5	$9,082	92.7%	92.7%

Other market properties		61,002	–	–	61,002	2	599	51.4%	51.4%

North America		13,718,478	954,702	812,505	15,485,685	170	$419,213	93.9%	88.4%

Asia (3)		522,950	682,466	118,385	1,323,801	9	$3,639	67.4%	55.0%

Continuing operations		14,241,428	1,637,168	930,890	16,809,486	179	$422,852	92.9%	86.9%

Properties “held for sale”		112,740	–	–	112,740	3

Total		14,354,168	1,637,168	930,890	16,922,226	182

(1)	Includes 66,776 rentable square feet targeted for redevelopment in 2012.
(2)	Represents land and improvements subject to a ground lease with a tenant.
(3)	See page 33 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC. ALL RIGHTS RESERVED © 2012	26

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Top 20 Tenants and Client Tenant Mix

June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Top 20 tenants

						Percentage		Percentage
					Approximate	of		of
			Remaining Lease		Aggregate	Aggregate		Aggregate	Investment-Grade Entities (3)
		Number	Term in Years		Rentable	Total	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)	(2)	Square Feet	Square Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	10	4.3	4.5	564,876	3.3%	$29,634	7.0%	AA	Aa2	AA-	–
2	Eli Lilly and Company	5	9.1	10.7	262,182	1.5	15,048	3.5	A	A2	AA-	–
3	FibroGen, Inc.	1	11.4	11.4	234,249	1.4	14,197	3.4	–	–	–	–
4	Roche Holding Ltd	3	5.7	5.8	348,918	2.1	13,867	3.3	AA-	A1	AA-	–
5	Illumina, Inc.	1	19.3	19.3	346,581	2.0	13,474	3.2	–	–	–	–
6	United States Government	8	4.5	5.5	324,476	1.9	12,711	3.0	AAA	Aaa	AA+	–
7	GlaxoSmithKline plc	5	7.4	7.1	208,813	1.2	10,237	2.4	A+	A1	A+	–
8	Bristol-Myers Squibb Company	3	6.4	6.5	250,454	1.5	10,087	2.4	A+	A2	A+	–
9	Massachusetts Institute of Technology	3	4.9	5.2	178,952	1.1	8,230	1.9	–	Aaa	AAA	✓
10	The Regents of the University of California	3	9.1	9.2	182,242	1.1	7,435	1.8	AA+	Aa1	AA	✓
11	NYU-Neuroscience Translational Research Institute	2	13.5	12.7	78,597	0.5	6,993	1.6	–	Aa3	AA-	✓
12	Alnylam Pharmaceuticals, Inc. (4)	1	4.3	4.3	129,424	0.8	6,147	1.5	–	–	–	–
13	Gilead Sciences, Inc.	1	8.0	8.0	109,969	0.6	5,824	1.4	–	Baa1	A–	–
14	Amylin Pharmaceuticals, Inc. (5)	3	3.9	4.0	168,308	1.0	5,753	1.4	–	–	–	–
15	Pfizer Inc.	2	6.9	6.7	116,518	0.7	5,502	1.3	A+	A1	AA	–
16	The Scripps Research Institute	2	4.4	4.4	99,377	0.6	5,197	1.2	AA-	Aa3	–	✓
17	Quest Diagnostics Incorporated	2	4.1	4.0	280,113	1.7	5,170	1.2	BBB+	Baa2	BBB+	–
18	Theravance, Inc. (6)	2	7.9	7.9	130,342	0.8	4,895	1.2	–	–	–	–
19	UMass Memorial Health Care, Inc.	6	3.7	3.0	189,722	1.1	4,748	1.1	AA	Aa2	–	✓
20	Infinity Pharmaceuticals, Inc.	2	2.6	2.6	68,020	0.4	4,423	1.0	–	–	–	–
	Total/Weighted Average:	65	7.2	7.6	4,272,133	25.3%	$189,572	44.8%

(1)	Represents remaining lease term in years based on percentage of leased square feet.
(2)	Represents remaining lease term in years based on percentage of annualized base rent in effect as of June 30, 2012.
(3)	Ratings obtained from Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.
(4)	As of March 31, 2012, Novartis AG owned approximately 11% of the outstanding stock of Alnylam Pharmaceuticals, Inc.
(5)

On June 29, 2012, Bristol-Meyers Squibb Company, an A+/A2 rated company, entered into a definitive merger agreement to acquire Amylin Pharmaceuticals, Inc., subject to completion of the cash tender offer.

(6)	As of May 16, 2012, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent

Multinational Pharmaceutical	Institutional: University, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Clean Technology	Biotechnology: Public & Private

•  Abbott Laboratories

•  Astellas Pharma Inc.

•  AstraZeneca PLC

•  Bayer AG

•  Bristol-Myers Squibb Company

•  Eisai Co., Ltd.

•  Eli Lilly and Company

•  Genomics Institute of the Novartis Research Foundation

•  GlaxoSmithKline plc

•  Johnson & Johnson

•  Merck & Co., Inc.

•  Novartis AG

•  Pfizer Inc.

•  Roche Holding Ltd

•  Sanofi

•  Shire plc

•  California Institute of Technology

•  Dana-Farber Cancer Institute, Inc.

•  Duke University

•  Environmental Protection Agency

•  Fred Hutchinson Cancer Research Center

•  Massachusetts Institute of Technology

•  National Institutes of Health

•  NYU-Neuroscience Translational Research Institute

•  Sanford-Burnham Medical Research Institute

•  Stanford University

•  The Scripps Research Institute

•  The Regents of the University of California

•  UMass Memorial Health Care, Inc.

•  UNC Health Care System

•  United States Government

•  University of Washington

•  Canon U.S. Life Sciences, Inc.

•  Covance Inc.

•  DSM N.V

•  Fluidigm Corporation

•  Illumina, Inc.

•  Laboratory Corporation of America Holdings

•  Life Technologies Corporation

•  LS9, Inc.

•  Monsanto Company

•  Qiagen N.V.

•  Quest Diagnostics Incorporated

•  Sapphire Energy, Inc.

•  Thermo Fisher Scientific, Inc.

•  Achaogen Inc.

•  Alnylam Pharmaceuticals, Inc.

•  Amgen Inc.

•  Amylin Pharmaceuticals, Inc.

•  Biogen Idec Inc.

•  Celgene Corporation

•  Constellation Pharmaceuticals, Inc.

•  Fate Therapeutics, Inc

•  FibroGen, Inc.

•  FORMA Therapeutics, Inc.

•  Gilead Sciences, Inc.

•  Infinity Pharmaceuticals, Inc.

•  Kadmon Corporation, LLC

•  Medicago Inc.

•  Onyx Pharmaceuticals, Inc.

•  Proteostasis Therapeutics, Inc.

•  Quanticel Pharmaceuticals, Inc.

•  Theravance, Inc.

•  UCB S.A.

•  Warp Drive Biosynthetics, Inc

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Significant Future Growth Opportunities

June 30, 2012

(Unaudited)

ALEXANDRIA CENTERTM FOR LIFE SCIENCE – NEW YORK CITY

The Alexandria Center™ for Life Science – New York City will consist of three buildings aggregating approximately 1.1 million rentable square feet.  The East Tower consists of approximately 309,000 rentable square feet and is 98.7% occupied as of June 30, 2012.  This flagship destination for life science innovation also includes 407,000 developable square feet in the future West Tower, as well as an option parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

ALEXANDRIA CENTERTM FOR SCIENCE AND TECHNOLOGY – MISSION BAY	ALEXANDRIA CENTERTM AT KENDALL SQUARE

The Alexandria Center™ for Science and Technology – Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1.3 million rentable square feet.  We currently have five buildings aggregating approximately 760,000 rentable square feet leased to FibroGen, Inc., Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top-tier life science entities, 223,000 rentable square feet undergoing development, and future potential buildings aggregating approximately 290,000 rentable square feet.

Alexandria owns and operates approximately 2.4 million rentable square feet in Cambridge, including 1.2 million rentable square feet at Cambridge’s flagship destination for life science, Alexandria’s Technology Square.  The Alexandria Center™ at Kendall Square represents five future ground-up, build-to-suit life science laboratory developments aggregating 1.9 million rentable square feet, including a 303,000 rentable square feet build-to-suit project for Biogen Idec Inc. currently undergoing ground-up development.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Investments in Real Estate

June 30, 2012

(Tabular dollar amounts in thousands, except per square foot amounts)

(Unaudited)

Summary of investments in real estate

	June 30, 2012			March 31, 2012
	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot
Land (related to rental properties)	$520,593			$506,136
Buildings and building improvements	4,600,499			4,473,337
Other improvements	184,209			185,653
Rental properties	5,305,301	14,354,168	$370	5,165,126	13,641,270	$379
Less: accumulated depreciation	(822,369)			(779,177)
Rental properties, net	4,482,932			4,385,949

Construction in progress (“CIP”)/current value-added projects:
Active development in North America	290,289	954,702	304	231,164	986,828	234
Active redevelopment in North America	275,086	812,505	339	297,031	910,139	326
Generic infrastructure/building improvement projects in North America	80,877	–	–	124,716	–	–
Active development and redevelopment in Asia	97,744	800,851	122	114,207	751,000	152
	743,996	2,568,058	290	767,118	2,647,967	290

Subtotal	5,226,928	16,922,226	309	5,153,067	16,289,237	316

Land/future value-added projects
Land held for future development in North America	324,586	5,620,000	58	332,319	5,476,000	61
Land undergoing preconstruction activities (additional CIP) in North America	569,805	2,350,000	242	547,006	2,244,000	244
Land held for future development/land undergoing preconstruction activities (additional CIP) in Asia	60,161	6,700,000	9	54,990	6,186,000	9
	954,552	14,670,000	65	934,315	13,906,000	67

Investment in unconsolidated real estate entity	26,874	414,000	65	25,870	414,000	62
Investments in real estate, net	6,208,354	32,006,226	$194	6,113,252	30,609,237	$200
Add: accumulated depreciation	822,369			779,177
Gross investments in real estate (1)	$7,030,723	32,006,226		$6,892,429	30,609,237

(1)  In addition to assets included in our gross investments in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.

Non-income-producing real estate assets as a percentage of gross investments in real estate

As of June 30, 2012, approximately 25% of our gross investments in real estate represents non-income-producing assets (land, preconstruction, development, redevelopment, properties in Asia, and investment in unconsolidated real estate entity).  Our active development and redevelopment projects represent 9% of gross investments in real estate, a significant amount of which is pre-leased and expected to be delivered over the next one to seven quarters.  Over the next few years, we may also identify certain land parcels for potential sale.  Over time, our goal is to reduce non-income-producing assets to 15% or less of our gross investments in real estate.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Development and Redevelopment Projects in North America
June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

	Project RSF			Leased Status RSF					Investment							Stabilized Yield
									June 30, 2012		To Complete
								Leased/										Project
Market – Submarket/	In							Negotiating							Total at			Start	Occupancy	Stabilization
Property	Service	CIP	Total	Leased	Negotiating	Marketing	Total	%	In Service	CIP	2012		Thereafter		Completion	Cash	GAAP	Date	Date	Date
Greater Boston – Cambridge
225 Binney Street	–	303,143	303,143	303,143	–	–	303,143	100%	$–	$67,125	$34,043		$79,105		$180,273	7.5%	8.1%	4Q11	4Q13	4Q13

San Francisco Bay – Mission Bay
499 Illinois Street	–	222,780	222,780	–	–	222,780	222,780	–	$–	$109,309	$8,544		$30,247		$148,100	6.7%	7.4%	2Q11	2Q13	2Q14

San Francisco Bay – South SF
259 East Grand Avenue	–	170,618	170,618	170,618	–	–	170,618	100%	$–	$28,599	$25,371	(1)	$26,891	(1)	$80,861	7.8-8.2%	7.8-8.2%	1Q12	1Q13	1Q13
400/450 East Jamie Court	77,503	85,533	163,036	127,732	–	35,304	163,036	78%	$48,303	$48,537	$10,047		$1,603		$108,490	4.2%	4.3%	4Q06	3Q11	2Q13
Other - 400/450 East Jamie Court (2)									$15,380	$(15,380)

San Diego – University Town Center
4755 Nexus Center Drive	–	45,255	45,255	45,255	–	–	45,255	100%	$–	$13,812	$6,916		$1,613		$22,341	7.0%	7.7%	1Q11	3Q12	3Q12
5200 Illumina Way	–	127,373	127,373	127,373	–	–	127,373	100%	$–	$38,287	$9,866		$1,147		$49,300	7.0%	10.8%	4Q10	4Q12	4Q12
Development projects in North America	77,503	954,702	1,032,205	774,121	–	258,084	1,032,205	75%	$63,683	$290,289	$94,787		$140,606		$589,365

Greater Boston – Cambridge
400 Technology Square	–	212,123	212,123	108,129	50,242	53,752	212,123	75%	$–	$92,962	$28,432		$18,156		$139,550	8.1%	9.1%	4Q11	4Q12	4Q13

San Diego – University Town Center
10300 Campus Point Drive	89,576	189,562	279,138	261,412	–	17,726	279,138	94%	$39,208	$29,492	$52,625		$10,275		$131,600	7.6%	7.7%	4Q10	4Q11	3Q12

Seattle – Lake Union
1551 Eastlake Avenue	65,342	52,141	117,483	65,342	8,000	44,141	117,483	62%	$34,776	$20,400	$8,806		$28		$64,010	6.7%	6.7%	4Q11	4Q11	4Q13

Suburban and other redevelopment projects	31,624	358,679	390,303	146,956	120,827	122,520	390,303	69%	$18,316	$155,639	$41,044		$23,091		$238,090
Other – suburban and other redevelopment projects (2)									$23,407	$(23,407)
Redevelopment projects in North America	186,542	812,505	999,047	581,839	179,069	238,139	999,047	76%	$115,707	$275,086	$130,907		$51,550		$573,250

Total development and redevelopment projects in North America	264,045	1,767,207	2,031,252	1,355,960	179,069	496,223	2,031,252	76%	$179,390	$565,375	$225,694		$192,156		$1,162,615

(1)	Funding for this project will be primarily provided by the $55 million secured construction loan we closed in June 2012.
(2)

As of the period end, some portion of the real estate basis associated with the rentable square feet under redevelopment or development was classified as in service because activities necessary to prepare the asset for its intended use were no longer in progress. In the near future, we anticipate recommencing activities necessary to prepare the asset for its intended use upon execution of leasing and final decisions related to design of each space.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investment in Unconsolidated Real Estate Entity and Future Value-Added Projects in North America
June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Investment in unconsolidated real estate entity

In March 2012, we contributed our 55% ownership interest in a land parcel supporting a future 414,000 rentable square feet building in the Longwood Medical Area of the Greater Boston market to a newly formed joint venture (the “Restated JV”) with National Development and Charles River Realty Investors, and admitted as a 50% member, Clarion Partners, LLC, resulting in a reduction of our ownership interest from 55% to 27.5%.  The transfer of one-half of our 55% ownership interest in this real estate venture to Clarion Partners, LLC, was accounted for as an in-substance partial sale of an interest in the underlying real estate.  Upon formation of the Restated JV, the existing $38.4 million secured loan was refinanced with a seven-year (including two one-year extension options) non-recourse $213 million secured construction loan with initial loan proceeds of $50 million.  As of June 30, 2012, the outstanding balance on the construction loan was $51.1 million.  We do not expect our share of capital contributions through the completion of the project to exceed the approximate $22.3 million in net proceeds received in this transaction.  Construction of this $350 million project commenced in April 2012, with an initial occupancy date in the fourth quarter of 2014, the project is 37% pre-leased to Dana-Farber Cancer Institute, Inc.  In addition, Dana-Farber Cancer Institute, Inc. has an option to an additional two floors approximating 99,000 rentable square feet, or 24% of the total rentable square feet of the project.  We expect to earn development and other fees of approximately $3.5 million through 2015, and recurring annual property management fees thereafter.  For the three and six months ended June 30, 2012, we recognized approximately $0.2 million of development fees.  These fees are classified in other income in the condensed consolidated statements of income.  As of June 30, 2012, key information regarding the unconsolidated real estate entity in the Greater Boston market was as follows (dollars in thousands):

360 Longwood Avenue, Greater Boston
Our	Total Venture	Current				Unlevered		Total Venture	Venture Debt	Debt	Our Equity
Ownership	Costs at	Venture	Project	Percentage	Stabilization	Stabilized Yield		Debt	Outstanding	Available	Investment
Percentage	Completion	CIP	RSF	Leased	Date	Cash	GAAP	Commitment (1)	as of 6/30/12	as of 6/30/12	as of 6/30/12 (2)
27.5%	$350,000	$117,400	414,000	37%	2016	8.1 - 8.5%	8.7 - 9.1%	$213,200	$51,100	$162,100	$26,874

(1)

Total joint venture loan commitment is comprised of borrowings up to $175.2 million which bears interest at fixed interest rate of 5.25%, and additional borrowings up to $38 million that bears interest at LIBOR plus 3.75% with a floor of 5.25%, which will be used to fund tenant improvements, leasing commissions, and other related expenses. The joint venture has entered into an interest rate hedge agreement to cap LIBOR at a maximum of 3.50%. The notes carry a maturity date of April 1, 2019, assuming the joint venture exercises its option to extend the stated maturity date of April 1, 2017 by one year, twice.

(2)	We expect to reinvest $19.4 million of the $22.3 million received in March 2012 from sale of a portion of our interest in the land parcel.

Future value-added projects in North America

The following table summarizes the components of our future value-added developable square footage in North America as of June 30, 2012:

Markets	Land Undergoing Preconstruction Activities (additional CIP)	Land Held for Future Development	Total Land (1)	Future Redevelopment (2)

Greater Boston	1,582,000	225,000	1,807,000	119,000

San Francisco Bay – Mission Bay	–	290,000	290,000	–

San Francisco Bay – South San Francisco	–	1,024,000	1,024,000	40,000

San Diego	255,000	522,000	777,000	264,000

Greater NYC	407,000	–	407,000	–

Suburban Washington, D.C.	–	1,274,000	1,274,000	416,000

Seattle	106,000	1,018,000	1,124,000	81,000

Other markets	–	1,125,000	1,125,000	217,000

Canada	–	142,000	142,000	–

Total future value-added projects in North America	2,350,000	5,620,000	7,970,000	1,137,000

(1)             In addition to assets included in our gross investment in real estate, we hold options/rights for parcels supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease.

(2)             Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in investments in real estate, net, in the condensed consolidated balance sheets.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures
June 30, 2012

(Unaudited)

Six Months Ended June 30, 2012 (in thousands)
Development projects in North America	$82,362
Redevelopment projects in North America	82,494
Preconstruction	35,546
Generic infrastructure/building improvement projects in North America (1)	50,464
Development and redevelopment projects in Asia	18,157
Total construction spending (2)	$269,023

	Six Months Ended December 31, 2012 (in thousands)	Thereafter (in thousands)
Development projects in North America	$94,787	$140,606
Redevelopment projects in North America	130,907	51,550
Preconstruction	42,977	TBD	(3)
Generic infrastructure/building improvement projects in North America (1)	55,136	TBD	(3)
Future projected construction projects in North America	29,829	TBD	(3)
Development and redevelopment projects in Asia	23,328	39,445
Total construction spending (2)	$376,964	$231,601

(1)	Includes amounts shown in table below.
(2)	Amounts include indirect project costs, including interest, property taxes, insurance, and payroll costs.
(3)

Estimated spending beyond 2012 related to preconstruction, generic infrastructure improvements, major capital spending, and projected construction projects will be determined at a future date and is contingent upon many factors.

The table below shows the average per square foot property-related non-revenue enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

Six Months Ended
Non-incremental revenue-enhancing capital expenditures (1):	June 30, 2012
Major capital expenditures	$318,300
Other building improvements	$485,232
Square feet in asset base	13,780,952
Per square foot:
Major capital expenditures	$0.02
Other building improvements	$0.04
Tenant improvements and leasing costs:
Re-tenanted space (2)
Tenant improvements and leasing costs	$2,002,499
Re-tenanted square feet	223,791
Per square foot	$8.95
Renewal space
Tenant improvements and leasing costs	$2,164,465
Renewal square feet	585,010
Per square foot	$3.70

(1)

Major capital expenditures consist of roof replacements and HVAC systems that are typically identified and considered at the time a property is acquired. Other building improvements exclude major capital expenditures.

(2)	Excludes space that has undergone redevelopment before re-tenanting.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Real Estate Investment in Asia
June 30, 2012
(Dollars in thousands, except per square foot amounts)

(Unaudited)

Property listing

								Occupancy Percentage
	Rentable Square Feet				Number of	Annualized			Operating and
Country	Operating	Development	Redevelopment	Total	Properties	Base Rent		Operating	Redevelopment
China
China	299,484	–	–	299,484	1	$441	(1)	46.7%	46.7%
China	–	309,476	–	309,476	1	–		N/A	N/A
Total China	299,484	309,476	–	608,960	2	$441		46.7%	46.7%

India
India	33,698	–	–	33,698	1	$316		67.7%	67.7%
India	79,770	63,490	–	143,260	1	1,641		100.0	100.0
India	–	134,500	–	134,500	1	–		N/A	N/A
India	–	175,000	–	175,000	1	–		N/A	N/A
India	23,798	–	73,725	97,523	1	294		100.0	24.4
India	–	–	44,660	44,660	1	–		N/A	–
India	86,200	–	–	86,200	1	947		100.0	100.0
Total India	223,466	372,990	118,385	714,841	7	$3,198		95.1%	62.2%
Total Asia	522,950	682,466	118,385	1,323,801	9	$3,639		67.4%	55.0%

(1)             Represents annualized base rent for non-laboratory use.

Summary of investments in real estate

	June 30, 2012
	Book Value	Square Feet	Per Square Foot
Rental properties, net	$42,498	522,950	$81

Construction in progress (“CIP”)/current value-added projects:
Active development	85,250	682,466	125
Active redevelopment	12,494	118,385	106
	97,744	800,851	122

Land held for future development/land undergoing preconstruction activities (additional CIP)	60,161	6,700,000	9
Total investments in real estate, net in Asia	$200,403	8,023,801	$25

Active development and redevelopment

	Project RSF			Leased Status RSF					Investment
	In							Leased/	June 30, 2012		To Complete		Total at
Description	Service	CIP	Total	Leased	Negotiating	Marketing	Total	Negotiating %	In Service	CIP	2012	Thereafter	Completion
China development project	–	309,476	309,476	–	–	309,476	309,476	–%	$–	$55,490	$3,332	$23,478	$82,300
India development projects	79,770	372,990	452,760	82,920	53,465	316,375	452,760	30%	9,476	29,760	15,486	12,870	67,592
India redevelopment projects	23,798	118,385	142,183	23,798	44,660	73,725	142,183	48%	2,608	12,494	4,510	3,097	22,709
Total active development and redevelopment in Asia	103,568	800,851	904,419						$12,084	$97,744	$23,328	$39,445	$172,601

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) to assess the performance of our core operations, for financial and operational decision-making, and as a supplemental or additional means to evaluate period-to-period comparisons on a consistent basis.  Adjusted EBITDA also serves as a proxy for a component of a financial covenant under certain of our debt obligations.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments.  We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on early extinguishment of debt, gains or losses on sales of land parcels, gains or losses on sales of real estate, and impairments, provides useful information by excluding certain items that are not representative of our core operating results.  These items are not related to core operations, dependent upon historical costs, and subject to judgmental valuation inputs and the timing of our decisions. EBITDA and Adjusted EBITDA have limitations as measures of our performance. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flow from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA and Adjusted EBITDA:

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Net income	$25,641	$32,775	$35,462	$32,995	$34,311	$58,416	$66,936
Interest expense – continuing operations	17,922	16,227	14,757	14,273	16,567	34,149	34,377
Interest expense – discontinued operations	–	–	–	–	4	–	36
Depreciation and amortization – continuing operations	52,316	43,366	40,846	39,809	40,173	95,682	76,716
Depreciation and amortization – discontinued operations	39	39	120	181	190	78	354
EBITDA	95,918	92,407	91,185	87,258	91,245	188,325	178,419
Stock compensation expense	3,274	3,293	3,306	3,344	2,749	6,567	5,105
Loss on early extinguishment of debt	1,602	623	–	2,742	1,248	2,225	3,743
Gain on sale of land parcel	–	(1,864)	–	(46)	–	(1,864)	–
Gain on sale of real estate	(2)	–	–	–	–	(2)	–
Impairment of real estate	–	–	–	994	–	–	–
Adjusted EBITDA	$100,792	$94,459	$94,491	$94,292	$95,242	$195,251	$187,267

Total revenues	$154,105	$144,735	$145,548	$143,965	$143,321	$298,840	$283,011
Adjusted EBITDA margins	65%	65%	65%	65%	66%	65%	66%

Adjusted funds from operations

AFFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) non-incremental revenue-enhancing capital expenditures, tenant improvements, and leasing commissions (excludes redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures which, although capitalized and included in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to stock-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside of our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2012

(Unaudited)

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of June 30, 2012, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized interest

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.  We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

Construction in progress/current value-added projects

Active development/active redevelopment projects

A key component of our business model is our value-added development and redevelopment programs.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa.

Generic infrastructure/building improvement projects

Generic infrastructure/building improvement projects include revenue-enhancing capital spending, non-revenue-enhancing capital expenditures, and tenant improvements.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

EBITDA

See Adjusted EBITDA and Adjusted EBITDA margins

Fixed charge coverage ratio

The fixed charge coverage ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and dividends on preferred stock.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Adjusted EBITDA	$100,792	$94,459	$94,491	$94,292	$95,242

Interest expense – continuing operations	$17,922	$16,227	$14,757	$14,273	$16,567
Interest expense – discontinued operations	–	–	–	–	4
Add: capitalized interest	15,825	15,266	16,151	16,666	15,046
Less: amortized loan fees	(2,214)	(2,643)	(2,551)	(2,144)	(2,327)
Less: amortization of debt premium/discounts	(110)	(179)	(565)	(750)	(1,169)
Cash interest	31,423	28,671	27,792	28,045	28,121
Dividends on preferred stock	6,903	7,483	7,090	7,089	7,089
Fixed charges	$38,326	$36,154	$34,882	$35,134	$35,210

Fixed charge coverage ratio – quarter annualized	2.6x	2.6x	2.7x	2.7x	2.7x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.7x	2.7x	2.7x	2.6x

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO.  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment decisions, financing decisions, terms of securities, capital structures, and capital market transactions. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”). The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains from sales and real estate impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  We compute FFO, as adjusted as FFO calculated in accordance with the NAREIT White Paper, plus losses from early extinguishment of debt and preferred stock redemption charges, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items which are allocable to our unvested restricted stock awards. Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-added projects

Land held for future development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space.

Land undergoing preconstruction activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods when activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.6 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts, and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Future redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space), classified as rental properties, representing square feet for future conversion into life science laboratory space through redevelopment.  These spaces are currently classified in investments in real estate, net, in the condensed consolidated balance sheets.

Gross assets (excluding cash and restricted cash)

Gross assets (excluding cash and restricted cash) are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest. This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Adjusted EBITDA	$100,792	$94,459	$94,491	$94,292	$95,242
Cash interest	$31,423	$28,671	$27,792	$28,045	$28,121

Interest coverage ratio – quarter annualized	3.2x	3.3x	3.4x	3.4x	3.4x
Interest coverage ratio – trailing 12 months	3.3x	3.4x	3.4x	3.3x	3.2x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

Net operating income

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss on early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense.  We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other equity REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2012

(Tabular dollar amounts in thousands)

(Unaudited)

Same property comparisons

As a result of changes within our total property portfolio, the financial data presented in the Summary of Same Property Comparisons shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the first period presented, properties undergoing active development and active redevelopment, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of Series E Preferred Stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”), and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered net operating income as a percentage of total net operating income in order to assess its compliance with its financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under certain of our debt obligations.  Unencumbered net operating income represents net operating income derived from assets which are not subject to any mortgage, deed of trust, lien, or other security interest.

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Unencumbered net operating income	$80,931	$72,294	$70,888	$68,075	$64,643	$153,225	$128,759
Encumbered net operating income	28,668	29,059	30,728	32,931	38,083	57,727	72,622
Total net operating income	$109,599	$101,353	$101,616	$101,006	$102,726	$210,952	$201,381

Unencumbered net operating income as a percentage of total net operating income	74%	71%	70%	67%	63%	73%	64%

Weighted average interest rate for capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares represent the weighted average of common shares outstanding during the period.  The following calculation of weighted average shares was applied to arrive at FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Six Months Ended
	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11	6/30/12	6/30/11
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic	61,663,367	61,507,807	61,427,495	61,295,659	58,500,055	61,585,587	56,734,012
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Senior Convertible Notes	6,087	6,087	6,087	6,047	6,047	6,087	6,047
Dilutive effect of stock options	173	1,160	3,939	8,310	13,067	667	16,261
Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	61,669,627	61,515,054	61,437,521	61,310,016	58,519,169	61,592,341	56,756,320

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